Exhibit XI
EXECUTION VERSION

SELLING AGENCY AGREEMENT
Among
NORDIC INVESTMENT BANK
and
CITIGROUP GLOBAL MARKETS INC. and
GOLDMAN, SACHS & CO., as Agents

May 22, 2007

Glossary of Defined Terms
“144A Notes” has the meaning assigned to it in Section 1.
“144A Note Representation Date” has the meaning assigned to it in Section 2(b)(i).
“144A Prospectus” has the meaning assigned to it in Section 2(b)(i).
“1998 Agreement” has the meaning assigned to it in Section 16(d).
“2004 Agreement” has the meaning assigned to it in Section 16(d).
“Additional Issuer Information” has the meaning assigned to it in Section 6(b)(ii).
“Agents” has the meaning assigned to it in Section 1.
“Agreement” has the meaning assigned to it in the heading on the first page hereof.
“Authorized Agent” has the meaning assigned to it in Section 16(b).
“Closing Date” has the meaning assigned to it in Section 3(g).
“Commission” has the meaning assigned to it in Section 1.
“Department” has the meaning assigned to it in Section 4(a)(viii).
“Disclosure Package” has the meaning assigned to it in Section 2(a)(ii).
“Establishing Agreement” has the meaning assigned to it in Section 16(d).
“Exchange Act” has the meaning assigned to it in Section 2(a)(i).
“Final Pricing Supplement” has the meaning assigned to it in Section 1.
“Final Term Sheet” has the meaning assigned to it in Section 5(b)(i).
“Fiscal Agency Agreement” has the meaning assigned to it in Section 1.
“Fiscal Agent” has the meaning assigned to it in Section 1.
“Information Date” has the meaning assigned to it in Section 5(a)(ii).
“Institutional Accredited Investors” has the meaning assigned to it in Section 1.
“Issuer Free Writing Prospectus” has the meaning assigned to it in Section 1.
“Member Countries” has the meaning assigned to it in Section 16(d).
“Moody’s” has the meaning assigned to it in Section 4(a)(iii).
“New Institution” has the meaning assigned to it in Section 3(a).
“NIB” has the meaning assigned to it in Section 1.
“Nordic Countries” has the meaning assigned to it in Section 16(d).
“Notes” has the meaning assigned to it in Section 1.
“Permitted Free Writing Prospectus” has the meaning assigned to it in Section 2(a)(iii).

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“Preliminary Pricing Supplement” has the meaning assigned to it in Section 1.
“Pricing Supplement” has the meaning assigned to it in Section 1.
“Procedures” has the meaning assigned to it in Section 3(f).
“Prospectus Supplement” has the meaning assigned to it in Section 2(a)(i).
“Prospectus” has the meaning assigned to it in Section 2(a)(i).
“Purchaser” has the meaning assigned to it in Section 1.
“QIBs” has the meaning assigned to it in Section 1.
“Registered Notes” has the meaning assigned to it in Section 1.
“Registered Note Representation Date” has the meaning assigned to it in Section 2(b)(ii).
“Registration Statement” has the meaning assigned to it in Section 2(a)(i).
“Representation Dates” has the meaning assigned to it in Section 2(b)(i).
“Rules and Regulations” has the meaning assigned to it in Section 2(a)(ii).
“Standard & Poor’s” has the meaning assigned to it in Section 4(a)(iii)
“Securities” has the meaning assigned to it in Section 2(a)(i).
“Securities Act” has the meaning assigned to it in Section 1.
“Statutes” has the meaning assigned to it in Section 5(a)(ii)(A).
“Terms Agreement” has the meaning assigned to it in Section 9.
“Tranche” has the meaning assigned to it in Section 1.

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U.S. $10,000,000,000
NORDIC INVESTMENT BANK
Medium-Term Notes, Series D
SELLING AGENCY AGREEMENT (THE “AGREEMENT”)
May 22, 2007
Citigroup Global Markets Inc. (“Citigroup”)
388 Greenwich Street
New York, New York 10013
Goldman, Sachs & Co. (“Goldman Sachs”)
85 Broad Street
New York, New York 10004
Dear Sirs:
          1. Introduction. Nordic Investment Bank (“NIB”) confirms its agreement with each of you with respect to the issue and sale from time to time by NIB of its Medium-Term Notes, Series D, Due Not Less Than Nine Months from Date of Issue, in an aggregate initial public offering price or purchase price of up to $10,000,000,000 (or the equivalent thereof in other currencies or composite currencies). To the extent Notes sold in the United States are not offered and sold only to institutions which such Agent reasonably believes are “accredited investors” (“Institutional Accredited Investors”) within the meaning of Rule 501 under the United States Securities Act of 1933, as amended (the “Securities Act”) that are also “qualified institutional buyers” as defined under Rule 144A under the Securities Act (“QIBs”) in accordance with Rule 144A under the Securities Act (such notes herein referred to as “144A Notes”), such Notes are limited to the principal amount of securities registered with the Securities and Exchange Commission (the “Commission”) on the Registration Statement (as defined below), which amount is subject to reduction as a result of the sale of other securities of NIB registered under such Registration Statement (such notes herein referred to as “Registered Notes”) (the Registered Notes and the 144A Notes are herein referred to collectively as the “Notes”). The Notes will be issued in accordance with a fiscal agency agreement, dated as of the date hereof (the “Fiscal Agency Agreement”), between NIB and Citibank, N.A., as fiscal agent (the “Fiscal Agent”). For the purposes of this Agreement, the term “agent” shall refer to any of you acting solely in your capacity as Agent for NIB pursuant to Section 3(a) and not as principal (collectively, the “Agents”), the term “Purchaser” shall refer to any one of you acting solely in your capacity as principal pursuant to Section 9 and not as Agent, and the term “you” shall refer to you collectively without regard to whether at any time any of you is acting in both such capacities or in either such capacity.
     The Registered Notes shall be denominated in the currencies or currency units and have terms set forth in the Prospectus referred to in Section 2(a)(i), as it may be supplemented from time to time, including supplements to the Prospectus Supplement in preliminary form (each, a “Preliminary Pricing Supplement”) or final form (each, a “Final Pricing Supplement”) (together, a “Pricing Supplement”) describing a Registered Note by

1

specifying the principal or face amount, issue price, maturity, interest rate, interest payment dates, record dates, redemption or repayment provisions, and other similar terms of a particular Registered Note sold pursuant hereto or the offering thereof. The term “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act relating to the Registered Notes is hereinafter called an “Issuer Free Writing Prospectus” (which term, for the avoidance of a doubt, shall also include any Final Term Sheets (as defined in Section 5(b)(i))).
     Each issue of 144A Notes (each issue of Notes, whether registered or unregistered, being herein referred to as a “Tranche”) shall be denominated in the currencies or currency units and have terms set forth in the 144A Prospectus referred to in Section 2(b)(i) describing such Tranche of 144A Notes by specifying the principal or face amount, issue price, maturity, interest rate, interest payment dates, record dates, redemption or repayment provisions, selling restrictions and other similar terms of such Tranche of 144A Notes sold pursuant hereto or the offering thereof.
     The Notes will be issued, and the terms thereof established, from time to time by NIB in accordance with the Fiscal Agency Agreement and the Procedures (as defined in Section 3(f) hereof). The Notes will be issued only in registered form. Bearer notes will not be issued.
          2. Representations and Warranties of NIB. (a) In the case of Registered Notes only, NIB represents and warrants to, and agrees with, each Agent as follows:
     (i) NIB has filed with the Commission a registration statement (No. 333-142934) (the “Registration Statement”), which has become effective for the registration of debt securities and warrants to purchase debt securities of NIB (such debt securities and warrants, including the Registered Notes, being hereinafter referred to as the “Securities”), pursuant to Schedule B of the Securities Act, and which, pursuant to Rule 429 under the Securities Act, constitutes a post-effective amendment to the previous registration statement (No. 333-6106 and No. 333-102986) so filed by NIB. The Registration Statement meets the requirements set forth in Release No. 6424, dated September 2, 1984, under the Securities Act and complies in all other material respects with said Release. In connection with the sale of Registered Notes, NIB has filed with the Commission pursuant to Rule 424 under the Securities Act a supplement (the “Prospectus Supplement”) to the form of prospectus included in such Registration Statement, which describes certain terms of the Registered Notes and the plan of distribution thereof. Such prospectus, as supplemented as described in the previous sentence and including any subsequent Prospectus Supplements (including any Pricing Supplements relevant in connection with or relating to any Registered Notes being offered thereby) is hereinafter referred to as the “Prospectus”. In connection with the sale of Registered Notes NIB proposes to file Pricing Supplements with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Securities Act.
     Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on or before the date of this Agreement, or the issue date of the Prospectus (including the issue date of any supplement thereto), as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Prospectus, as the case may be, which is deemed to be incorporated therein by reference.
     (ii) On its effective date and at each of the times of acceptance and delivery referred to in Section 6(a)(i) hereof (the Closing Date and each such time being herein referred to as a “Registered Note Representation Date”), the Registration Statement complied and will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the Closing Date and on each Registered Note Representation Date, and the Prospectus, as then amended or supplemented, and any Issuer Free Writing Prospectuses relating to NIB or to any Tranche of Registered Notes currently being offered and such Final Term Sheet prepared in connection with the relevant Tranche of Registered Notes (together, the “Disclosure Package”), taken as a whole, will not as of their respective dates, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which the were made, not misleading, provided, however, that the foregoing does not apply to statements in or omissions from any such documents based upon written information furnished to NIB by any of you specifically for use therein.
     (iii) NIB represents and agrees that, unless it obtains the prior written consent of the relevant Agent, and each Agent, severally and not jointly, agrees with NIB that, unless it has obtained or will obtain, as the case may be, the prior written consent of NIB (other than one or more term sheets relating to the Registered Notes containing only customary information regarding the proposed terms of a Tranche of Registered Notes) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405). Any such free writing prospectus consented to by the Agents or NIB is hereinafter referred to as a “Permitted Free Writing Prospectus”. NIB agrees that (x) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (y) has and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (iv) As of each time any Registered Notes are issued and sold hereunder, the Fiscal Agency Agreement will constitute a legal, valid and binding instrument enforceable against NIB in accordance with its terms and such Registered Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of NIB entitled to the benefits of the Fiscal Agency Agreement.

     (v) Each Issuer Free Writing Prospectus relating to the relevant Tranche of Registered Notes does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to NIB by any of you specifically for use therein.
     (b) In the case of 144A Notes only, NIB represents and warrants to, and agrees with, each Agent as follows:
     (i) A pricing prospectus containing the terms of the 144A Notes, as well as the applicable selling restrictions, will be prepared in connection with each Tranche of 144A Notes (each, a “144A Prospectus”); and, at each time of acceptance and delivery referred to in Section 6(b)(i) hereof (each such time being referred to herein as a “144A Note Representation Date” and, together with the Registered Note Representation Dates, the “Representation Dates”), each 144A Prospectus does not and will not, as of its date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to NIB by any of you expressly for use therein.
     Any reference herein to any 144A Prospectus shall be deemed to refer to and include the Registration Statement, the Prospectus and the Prospectus Supplement, in each case as they may be amended or supplemented as of the date of any such 144A Prospectus and any other supplement to such 144A Prospectus relevant in connection with or relating to any Notes being offered thereby as of its date, provided, however, that no such 144A Prospectus shall include any Issuer Free Writing Prospectus or Final Term Sheet not related to the Tranche 144A Notes being offered; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to any 144A Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Prospectus, as the case may be, which is deemed to be incorporated therein by reference; and each 144A prospectus issued after the date on which any such document is filed with the Commission shall be deemed amended or supplemented, as the case may be, by each such document.
     (ii) Whenever 144A Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.
     (iii) Neither NIB, nor any affiliate of NIB (if any), nor any person acting on its behalf has offered or sold or will offer or sell any 144A Notes by means of any general solicitation or general advertising within the meaning of

Rule 502(c) under the Securities Act, provided, however, that NIB makes no such representation or warranty with respect to any of you.
     (iv) Within the six months preceding the commencement of any offer of any Tranche of 144A Notes, neither NIB nor any other person acting on behalf of NIB has offered or sold to any person, except in accordance with Regulation S under the Securities Act, any 144A Notes of such Tranche, or any securities of the same or a similar class as such 144A Notes, other than 144A Notes offered or sold to the Agents hereunder, provided, however, that NIB makes no such representation or warranty with respect to any of you.
     (v) Neither NIB nor any of its affiliates (if any), nor any person acting on its or their behalf, has engaged in or will engage in any directed selling efforts with respect to any 144A Notes not being offered and sold pursuant to and in compliance with Rule 144A under the Exchange Act, provided, however, that NIB makes no such representation or warranty with respect to any of you.
     (vi) As of the time any 144A Notes are issued and sold hereunder, the Fiscal Agency Agreement will constitute a legal, valid and binding instrument enforceable against NIB in accordance with its terms and such 144A Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of NIB entitled to the benefits of the Fiscal Agency Agreement.
     3. Appointment and Solicitations as Agent; Third Parties.
     (a) Subject to the terms and conditions stated herein, NIB hereby appoints each of the Agents as an agent of NIB for the purpose of soliciting and receiving offers to purchase the Notes from NIB by others. NIB may appoint one or more additional institutions to serve as Agents pursuant to this Section 3(a) and principals pursuant to Section 9 (each such Agent and principal, a “New Institution”) for the remaining term of this Agreement or, with regard to a particular issue of Notes, one or more New Institutions for the purposes of that issue, in either case upon the terms of this Agreement; provided that:
     (i) any New Institution shall have first delivered to the Issuer an Institution Accession Letter substantially in the respective forms set out in Part I or III (as appropriate) of Exhibit C hereto or executed a Terms Agreement substantially in the form set out in Exhibit A hereto; and
     (ii) NIB shall have delivered to such New Institution a Confirmation Letter substantially in the respective forms set out in Part II or IV (as appropriate) of Exhibit C hereto or executed a Terms Agreement substantially in the form set out in Exhibit A hereto.
     Upon appointment such New Institution shall, subject to the terms of the relevant Institution Accession Letter and the relevant Confirmation Letter, become a party to this Agreement, vested with all authority, rights, powers, duties and obligations of an Agent or Purchaser, as the case may be, as if originally named as such hereunder; provided that except in the case of the appointment of a New Institution for the term of this Agreement, following the closing of the issue of the relevant Notes, the relevant New Institution shall have no further such authority, rights, powers, duties or obligations except such as may have occurred prior to or in connection with the issue of the relevant Notes.
     (b) NIB reserves the right from time to time to sell Notes directly on its own behalf.
     (c) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of NIB, to use reasonable efforts to solicit offers to purchase the Notes when requested by NIB, upon the terms and conditions set forth in the Prospectus or the applicable 144A Prospectus, in each case as from time to time amended or supplemented.
     Upon receipt of notice from NIB as contemplated by Section 4(a)(ii) or 4(b)(ii) hereof, as applicable, the Agents shall forthwith suspend solicitation of offers to purchase Registered Notes or the 144A Notes, respectively, until such time as NIB shall have furnished each of them with an amendment or supplement to the Registration Statement, the Prospectus or the relevant 144A Prospectus, as the case may be, as contemplated by Section 4(a)(ii) and 4(b)(ii) and shall have advised the Agents that such solicitation may be resumed.
     NIB reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Notes commencing at any time for any period of time or permanently. Upon receipt of notice from NIB, the Agents will forthwith suspend such solicitation until such time as NIB has advised the Agents that such solicitation may be resumed.
     Each Agent shall communicate to NIB, orally or in writing, each reasonable offer to purchase Notes received by it as Agent. NIB shall have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to NIB, to reject any offer to purchase Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement.
     (d) Each Agent will comply with the provisions set out in Exhibit D hereto, it being understood that updates or additions to the provisions of Exhibit D may be made to comply with applicable law without the need for any amendment to this Agreement.
     (e) At the time of delivery of, and payment for, any Notes sold by NIB as a result of a solicitation made by an Agent, NIB agrees to pay such Agent a commission in accordance with a separate written agreement to be entered into between NIB and such Agent.
     (f) Administrative procedures governing the sale of Notes (the “Procedures”) shall be agreed upon from time to time by the Agents and NIB. The initial Procedures, which are set forth as Exhibit B hereto, shall remain in effect until changed by agreement between NIB and the Agents after notice to, and with the approval of, the Fiscal Agent. Each Agent and NIB agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. NIB will furnish to the Fiscal Agent a copy of the Procedures as from time to time in effect.
     (g) The applicable documents required to be delivered by Section 5 hereof shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, Main Tower, Neue Mainzer Strasse 52, D-60311 Frankfurt am Main, Germany, not later than 04:00 p.m., Frankfurt time, on the date of this Agreement or at such later time as may be mutually agreed by NIB and the Agents, which in no event shall be later than the time at which the Agents commence any solicitation of offers to purchase Notes hereunder, such time and date being herein called the “Closing Date”.
          4. Certain Agreements of NIB. (a) In the case of Registered Notes only, NIB agrees with the Agents that it will furnish to Cleary Gottlieb Steen & Hamilton LLP, counsel for the Agents, one conformed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that:
     (i) Prior to the termination of the offering of the Registered Notes (including by way of resale by an Agent who has purchased Registered Notes as principal), NIB will advise each Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (except for Pricing Supplements or a supplement relating to an offering of Securities other than Registered Notes) and will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, NIB will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to each Agent of such filing. NIB will also promptly advise each Agent of (i) the filing of any such amendment or supplement, (ii) the becoming effective of any such amendment to the Registration Statement, (iii) any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) the receipt by NIB of any notification with respect to the suspension of the qualification of the Registered Notes for sale in any jurisdiction of the United States or the institution or threatening of any proceeding for such purpose. NIB will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.
     (ii) If, at any time when a prospectus relating to the Registered Notes is required to be delivered under the Securities Act, any event occurs as a result of which the Disclosure Package or Final Prospectus Supplement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or to supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, NIB will promptly notify each Agent to suspend solicitation of offers to purchase Registered Notes (and, if so notified by NIB, each Agent shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented); and if NIB shall then decide to amend or supplement the Registration Statement or the Prospectus or file an Issuer Free Writing Prospectus with the Commission, it will promptly advise each Agent by telephone (with confirmation in writing) and will prepare and file with the Commission, subject to the first sentence of paragraph (i)(a) of this Section 4, an amendment or supplement that will correct such statement or omission or will effect such compliance. Notwithstanding the foregoing, if, at the time of any such notification to suspend solicitation, the Agents shall own any of the Registered Notes with the intention of reselling them, or NIB has accepted an offer to purchase Registered Notes but the related settlement has not occurred, NIB, subject to the provisions of subsection (a)(i) of this Section, will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or will effect such compliance.
     (iii) NIB, during the period when a prospectus relating to the Registered Notes is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 of the Exchange Act. In addition, on or prior to the date on which NIB makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which NIB proposes to describe, in a document filed pursuant to the Exchange Act, NIB will, subject to the provisions of subsections (a)(i) and (b)(i) of this Section, cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. NIB shall post on its website copies of all material press releases or announcements relating to NIB’s business condition. NIB will immediately notify the Agents of any downgrading in the rating of the Notes or any other debt securities of NIB by either Moody’s Investors Service, Limited (“Moody’s”) or Standard & Poor’s Rating Service, a Division of the McGraw-Hill Companies, Inc. (“Standard & Poor’s”), or by any successor thereto that is a “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) as shall be agreed upon by NIB and the Agents, as soon as NIB learns of such downgrading.
     (iv) As soon as practicable, NIB will make generally available to its security holders and to the Agents an annual earnings statement covering a period of at least 12 months beginning after the Applicable Effective Date (as defined below) that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder. For the purpose of the preceding sentence only, “Applicable Effective Date” means the latest of (i) the effective date of the Registration Statement and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date NIB accepts an offer pursuant to Section 3(c).
     (v) NIB will furnish to each Agent copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.
     (vi) NIB will arrange for the qualification of the Registered Notes for sale, and the determination of their legality for purchase by institutional investors, under the laws of such jurisdictions as the Agents shall reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Registered Notes.
     (vii) NIB will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by such Agent in connection with the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions of the United States as such Agent may designate pursuant to this subsection (vii) of this Section and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Registered Notes and for out-of-pocket expenses incurred in distributing the Prospectus and all supplements thereto, any preliminary prospectuses and any preliminary prospectus supplements to each Agent.
     (viii) NIB confirms as of the date hereof, and each acceptance by NIB of an offer to purchase Registered Notes will be deemed to be an affirmation, that NIB is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba. NIB further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with both the Commission and with the Florida Department of Banking and Finance (the “Department”), or if the information reported in the Prospectus, if any, concerning NIB’s business with Cuba or with any person or affiliate located in Cuba changes in any material way, NIB will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.
     (b) In the case of 144A Notes only, NIB agrees with the Agents that:
     (i) Prior to the termination of the offering of any Tranche of 144A Notes (including by way of resale by an Agent who has purchased any such 144A Notes as principal), NIB will advise each Agent participating in the distribution of such Tranche of 144A Notes promptly of any proposal to amend or supplement the applicable 144A Prospectus (except for pricing supplements or a supplement relating to an offering of Securities other than such 144A Notes) and will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement. NIB will also promptly advise each Agent of (i) the filing with the SEC, if any, of any such amendment or supplement, (ii) the becoming effective of any such amendment that is made to the Registration Statement, (iii) any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) the receipt by NIB of any notification with respect to the suspension of the qualification of the 144A Notes for sale in any jurisdiction of the United States or the institution or threatening of any proceeding for such purpose.

NIB will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.
     (ii) If, at any time during the 40-day period following the commencement of the offering of any Tranche of 144A Notes, any event occurs as a result of which the 144A Prospectus relating to such 144A Notes as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement a 144A Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including provisions related to exemption from registration, NIB will promptly notify each Agent to suspend solicitation of offers to purchase 144A Notes (and, if so notified by NIB, each Agent shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented); and if NIB shall then decide to amend or supplement any such 144A Prospectus, it will promptly advise each Agent participating in the distribution of any Tranche of 144A Notes by telephone (with confirmation in writing) and will prepare and deliver, subject to the first sentence of paragraph (b)(i) of this Section 4, an amendment or supplement that will correct such statement or omission or will effect such compliance. Notwithstanding the foregoing, if, at the time of any such notification to suspend solicitation, any of such Agents shall own any of the 144A Notes with the intention of reselling them, or NIB has accepted an offer to purchase 144A Notes but the related settlement has not occurred, NIB, subject to the provisions of subsection (b)(i) of this Section, will promptly prepare and deliver to such Agents an amendment or supplement that will correct such statement or omission or will effect such compliance.
     (iii) NIB will furnish to each Agent participating in the distribution of any Tranche of 144A Notes copies of each 144A Prospectus relating thereto and all amendments and supplements thereto, in each case as soon as available and in such quantities as are reasonably requested.
     (iv) NIB will arrange for the qualification of each Tranche of the 144A Notes for sale, and the determination of their legality for purchase by institutional investors, under the laws of such jurisdictions as the Agents may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the relevant 144A Notes.
     (v) NIB will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse each Agent participating in the distribution of any Tranche of 144A Notes for any expenses (including fees and disbursements of counsel) incurred by such Agent in connection with the qualification of such 144A Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions of the United States as such Agent may designate pursuant to this subsection (b)(v) and the preparation of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of any 144A Notes, for any filing fee of the National Association of Securities Dealers, Inc. relating to such 144A Notes, for out-of-pocket expenses incurred in distributing any 144A Prospectus relating to such 144A Notes and all amendments and supplements thereto, any preliminary 144A Prospectuses and any preliminary 144A Prospectus supplements to each Agent.
          5. Conditions of Obligations. The obligation of each Agent, as agent of NIB, under this Agreement at any time to solicit offers to purchase Notes is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of NIB herein relating to the Registered Notes or the 144A Notes, as applicable, to the accuracy, on each such date, of the statements of NIB’s officers made pursuant to the provisions hereof that relate to such Notes, to the performance, on or prior to such date, by NIB of its obligations hereunder that relate to such Notes, and to each of the following additional conditions precedent:
(a) In the case of all Notes:
     (i) Neither the Registration Statement, the Prospectus nor any 144A Prospectus, as applicable, each as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain an untrue statement of fact that, in the opinion of the Agents, is material or omits to state a fact that, in the opinion of the Agents, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (ii) As of each of the Closing Date, and the most recent date on which NIB has filed a Form 18-K or Form 18-K/A with the Commission containing annual financial data (each such date, as “Information Date”), the Agents shall have received an opinion, dated such date, of the General Counsel or Senior Counsel of NIB to the effect that:
     (A) NIB is duly established and existing and has status of an international legal person with full legal capacity in each of the Member Countries. In particular, NIB has the capacity to enter into agreements, to acquire and dispose of immovable and movable property, and to be a party to legal proceedings before courts of law and other authorities. The Establishment Agreement, the 1998 Agreement, and the 2004 Agreement, including the Statutes of NIB, as amended (the “Statutes”) attached thereto, have been duly executed and ratified by all the Member Countries and the 2004 Agreement constitutes a valid and legally binding obligation of the Member Countries (defined terms used but not defined in this Section 5(a)(ii)(A) shall have the meanings ascribed to such terms in Section 16(d) hereof);
     (B) each of the Fiscal Agency Agreement and this Agreement has been duly authorized, executed and delivered by NIB and constitutes a valid and legally binding obligation of NIB in accordance with its terms;
     (C) the Notes have been duly authorized by NIB in accordance with the Statutes; when the terms of the Notes have been established in accordance with the Fiscal Agency Agreement and the

Notes have been executed, authenticated, issued and delivered in accordance with the Fiscal Agency Agreement and this Agreement and paid for by the purchasers thereof, the Notes will constitute valid, legally binding and direct and unconditional general obligations of NIB in accordance with their terms, and the Notes will be entitled to the benefit of the Fiscal Agency Agreement; and upon issuance of the Notes, the obligations of NIB evidenced thereby will constitute direct, unconditional and unsecured obligations of NIB ranking pari passu without any preference among themselves and equally with all other unsecured indebtedness (other than subordinated indebtedness) of NIB from time to time outstanding;
     (D) the Registration Statement and its filing with the Commission have been duly authorized by and on behalf of NIB, and the Registration Statement has been executed by and on behalf of NIB; and the information in the Registration Statement stated on the authority of the President of NIB has been stated by him in his official capacity as President thereunto duly authorized by NIB;
     (E) all matters relating to the 2004 Agreement referred to in paragraph (i) above, the Statutes and the respective laws of each of the Member Countries set forth in the Registration Statement as of the effective date thereof, and as of the date of the Prospectus and as of the date hereof, are correctly set forth therein; and such General Counsel or Senior Counsel has no reason to believe that the Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that such General Counsel or Senior Counsel need express no opinion as to the financial statements and schedules and other financial data included in the Registration Statement;
     (F) NIB has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement, and to perform and comply with the terms and provisions of the Notes, the Fiscal Agency Agreement and of this Agreement;
     (G) all authorizations, approvals and consents required under the 2004 Agreement, the Statutes or otherwise that are necessary for the execution and delivery of the Fiscal Agency Agreement, this Agreement, the execution, issuance, sale and delivery of the Notes thereunder and the performance by NIB of the covenants contained in the Notes have been obtained and are in force;
     (H) under Article 5, 6 and 7 of the 2004 Agreement it should be noted that (i) actions may be brought against NIB only in a court of competent jurisdiction in the territory of a country in which NIB has established an office, has appointed an agent for the purpose of accepting service of process, or when NIB has otherwise expressly accepted jurisdiction; actions may, however, be brought by a Member Country or by persons acting for or deriving claims from a Member

Country only if NIB has given its express consent thereto; (ii) the property and assets of NIB, wherever located and by whomsoever held, shall be immune from execution of judgment or decree by judicial or administrative authority before such judgment or decree is final; (iii) the property and assets of NIB, wherever located and by whomsoever held, shall be immune from search, requisition, confiscation and expropriation by executive or legislative action; (iv) NIB, its property and assets shall be immune from procedural measure of constraint such as seizure; and (v) the premises and archives of NIB are inviolable as well as all documents belonging to it or held by it;
     (I) NIB would not be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity from the jurisdiction of any court in respect of any action arising out of or relating to its obligations under the Fiscal Agency Agreement, this Agreement or the Notes and brought consistent with Articles 5, 6 and 7 of the 2004 Agreement, and such court would be entitled to assume jurisdiction in respect of such action; and
     (J) there are no stamp or similar taxes under the respective laws of any of the Member Countries payable in connection with the issuance of the Notes.
          Insofar as the opinion required by this paragraph (i)(b) involves the laws of the United States or any jurisdiction thereof, it may be given in reliance upon the opinion required by paragraph (i)(d) of this Section 5 and, insofar as such opinion involves the laws of any other jurisdiction, it may be given in reliance upon the opinion of counsel satisfactory to such General Counsel or Senior Counsel.
     (iii) On each of the Closing Date and the then most recent Information Date, the Agents shall have received a letter, dated such date, of a duly appointed independent auditor of NIB, confirming that they are independent public accountants with respect to NIB and containing statements and information of the type ordinarily included in accountants’ comfort letters in accordance with Statement of Auditing Standards (SAS) 72 or other auditing standards that may be in effect at that time. The letter shall state in effect that on the basis of procedures (but not an examination in accordance with generally accepted auditing standards in the Member Countries) consisting of reading all available minutes of the meetings of the Board of Directors of NIB through a specified cut off date and making inquiries of certain officers of NIB who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below:
     (A) Nothing came to their attention as a result of the foregoing procedures that caused them to believe that at the specified cut off date:
(1)	if the cut off date is not more than 135 days after the date of the most recent financial statements included in the Registration Statement, there was any change in the capital or borrowings, if available, of NIB as compared with amounts shown on the latest balance sheet included in the Prospectus, except for changes which the Prospectus discloses have occurred or may occur or in the respective aggregate amounts set forth in such letter; or
(2)	if the cut off date is not more than 135 days after the date of the most recent financial statements included in the Registration Statement, there was any increase in the “credit loss/recovery” account, except in all instances for changes or losses which the Prospectus discloses have occurred or may occur or which are set forth in such letter;
     (B) If the cut off date is not more than 135 days after the date of the most recent financial statements included in the Registration Statement, nothing has come to their attention as a result of the foregoing procedures that caused them to believe that at the cut off date there was any decrease in the total assets of NIB as compared with the amounts shown in the latest balance sheet included in the Prospectus; and
     (C) They compared the monetary amounts (or percentages derived from such monetary amounts) and other financial information contained in the Prospectus under the captions “Introduction – Nordic Investment Bank”, “Capitalization and Reserves”, “Funded Debt”, “Short-Term Financing and Liquidity Management”, “Operations of NIB”, “Schedule of Annual Amortization of Funded Debt Outstanding” and “Summary Schedule of Funded Debt” and in the Schedule of Funded Debt attached as Exhibit I to NIB’s Form 18-K (in each case to the extent that such monetary amounts, percentages and other financial information are derived from the general accounting records of NIB subject to the internal controls of NIB’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and has found such monetary amounts, percentages and other financial information to be in agreement with such results.
     References to the Prospectus in this paragraph (c) include any supplement thereto at the date of the letter.
     (iv) On each of the Closing Date and the then most recent Information Date, the Agents shall have received from Cleary Gottlieb Steen

& Hamilton LLP, counsel for the Agents, such opinion or opinions, dated such date, with respect to the validity of the Notes, the Registration Statement, the Prospectus, the 144A Prospectus, as applicable, and other related matters as they may require, and NIB shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cleary Gottlieb Steen & Hamilton LLP may rely as to all matters governed by the respective laws of each of the Member countries upon the opinion of the General Counsel or Senior Counsel of NIB referred to above.
(b) In the case of Registered Notes only:
     (i) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement and any Issuer Free Writing Prospectus, shall have been filed in the manner and within the time period required by Rule 424(b) and NIB will have filed a Final Pricing Supplement or final term sheet containing solely a description of the Notes, in a form approved by the Agent (the “Final Term Sheet”); and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of NIB or such Agent, shall be contemplated by the Commission. NIB will have filed the Final Term Sheet and any other material required to be filed by NIB with the Commission pursuant to Rule 433 within the applicable time required by such Rule and will have filed with the Commission the relevant Prospectus Supplement required to be filed pursuant to Rule 424(b), in the manner and within the time period required by Rule 424(b).
     (ii) On the Closing Date, on each Information Date and on the date of delivery of each Tranche of Registered Notes, the Agents shall have received a certificate, dated such date, of the President or the principal financial or accounting officer of NIB in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that, as applicable to the Registered Notes, (i) the representations and warranties of NIB in this Agreement are true and correct in all material respects, (ii) NIB has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of NIB, except as set forth in or contemplated by the Prospectus or as described in such certificate.
(c) In the case of each Tranche of 144A Notes only:
     (i) The 144A Prospectus relating to such Tranche shall not contain an untrue statement of fact that, in the opinion of the Agents, is material or omits to state a fact that, in the opinion of the Agents, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (ii) On the date of delivery of such Tranche of 144A Notes, the Agents shall have received a certificate, dated the Closing Date, of the President or the principal financial or accounting officer of NIB in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that, as applicable to such 144A Notes, as of the time of acceptance and as of such date of delivery (i) the representations and warranties of NIB in this Agreement are true and correct in all material respects, (ii) NIB has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) subsequent to the date of the most recent financial statements in such 144A Prospectus, there has been no material adverse change in the financial position or results of operations of NIB, except as set forth in or contemplated by such 144A Prospectus or as described in such certificate.
     (iii) On the date of delivery of such Tranche of 144A Notes, the Agents shall have received an opinion, dated as of such date of delivery, from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Agents, with respect to the exemption from registration under the Securities Act of such Tranche of 144A Notes.
     (d) NIB will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.
     (e) In the case of any Tranche of Notes with an aggregate principal amount equal to or greater than U.S.$500,000,000, or its equivalent in foreign currencies or composite currencies, the Agents and NIB may agree that NIB will deliver, on the date of delivery of such Tranche of Notes, such additional documents as are specified in the relevant Terms Agreement.
     6. Additional Covenants of NIB. NIB agrees that:
     (a) In the case of Registered Notes only:
     (i) Each acceptance by NIB of an offer for the purchase of Registered Notes shall be deemed to be an affirmation that its representations and warranties related thereto contained in this Agreement are true and correct at the time of such acceptance (which time shall be specified in any terms agreement or acceptance confirmation related thereto) and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Registered Notes relating to such acceptance, as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time together with the applicable Disclosure Package. Each acceptance by NIB of an offer for the purchase of Registered Notes hereunder shall constitute an additional representation and warranty and agreement by NIB that, as of the settlement date for the sale of such Registered Notes, after giving effect to the issuance of such Registered Notes and of any other Registered Notes to be issued on or prior to such settlement date, (i) the aggregate initial public offering price or purchase price of Registered Notes which have been issued and sold by NIB will not exceed $10,000,000,000 (or the equivalent thereof in other currencies or composite currencies) and (ii) the aggregate initial public offering price or purchase price of Securities (including any Registered Notes and any other Securities to be issued and sold by NIB on or prior to such settlement date) which have been issued and sold by NIB and for which registration under the Securities Act is required will not exceed the amount of Debt Securities registered pursuant to the Registration Statement. NIB will inform any Agent promptly upon request of the aggregate amount of Securities registered pursuant to the Registration Statement which remain unsold.
     (b) In the case of each Tranche of 144A Notes only:
     (i) Each acceptance by NIB of an offer for the purchase of 144A Notes shall be deemed to be an affirmation that its representations and warranties related thereto contained in this Agreement are true and correct at the time of such acceptance (which time shall be specified in any terms agreement or purchase confirmation relating thereto) and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the 144A Notes relating to such acceptance, as though made at and as of each such time, it being understood that such representations and warranties shall relate to the 144A Prospectus relating to such 144A Notes.
     (ii) If at any time NIB ceases to file under Section 13 of the Exchange Act, NIB will furnish at its expense, upon request, to holders of 144A Notes and prospective purchasers of securities information (any such information furnished pursuant to Rule 144A(d)(4)(i) is referred to herein as the “Additional Issuer Information”) satisfying the requirement of subsection (d)(4)(i) of Rule 144A under the Securities Act;
     (iii) NIB will use its reasonable best efforts to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person of any 144A Notes or any substantially similar security issued by NIB, within six months subsequent to the date on which the distribution of such 144A Notes has been completed (as notified to NIB by the lead agent with respect to such 144A Notes) is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of such 144A Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;
     (iv) NIB will not, and will use its best efforts to cause its affiliates (as defined in Rule 144 under the Securities Act) (if any) not to, resell any 144A Notes that have been reacquired by any of them, except pursuant to an effective registration statement under the Securities Act, in accordance with Regulation S under the Securities Act or another exemption from the registration requirements of the Securities Act;

     (v) Neither NIB nor any of its affiliates (if any), nor any person acting on its or their behalf, will engage in any directed selling efforts with respect to the 144A Notes, other than to QIBs in compliance with Rule 144A under the Securities Act and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.
          7. Right of Person Who Agreed to Purchase to Refuse to Purchase. NIB agrees to offer to any person who has agreed through an Agent to purchase and pay for Notes the right to refuse to purchase such Notes if, on the related settlement date fixed pursuant to the Procedures:
     (a) any condition set forth (1) in the case of the Registered Notes, in either Section 5(a)(i) or (b)(i) shall not be satisfied or (2) in the case of the 144A Notes Section 5(c)(i) shall not be satisfied; or
     (b) there shall have occurred, subsequent to the agreement to purchase such Notes (i) any change, or any development involving a prospective change, in or affecting the business or properties of NIB; or (ii) any decrease in the rating of any of NIB’s debt securities by either Moody’s or Standard & Poor’s, or by any successor thereto that is a “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) as shall be agreed upon by NIB and the Agents; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of NIB on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance service in the United States; (v) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis; provided that in the case of any of clauses (i) through (v), the effect of such event is such as to make it, in the judgment of the Agent that presented the offer to purchase such Notes, so material and adverse as to make it impracticable or inadvisable to proceed with the sale and delivery of such Notes (it being understood that under no circumstance shall any such Agent have any duty or obligation to NIB or to any such person to exercise the judgment permitted to be exercised under this Section 7(b)).
          8. NIB and the Agents agree that the 144A Notes are intended to be offered and sold in compliance with Section 4(2) of the Securities Act and further agree as follows:
          (a) In the case of 144A Notes placed on an agency basis through an Agent:
     (i) The 144A Notes will be offered and sold only to institutions which such Agent reasonably believes are Institutional Accredited Investors that are also QIBs; NIB and such Agent will make reasonable inquiry to determine if each person who agrees to purchase 144A Notes is acquiring the 144A Notes for himself or for other persons; in the case of any prospective purchaser of 144A Notes which proposes to buy 144A Notes for one or more institutional accounts for which such prospective purchaser is not a bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), each such account (each, an “institutional account”) shall be an Institutional Accredited Investor that is a QIB; and
     (ii) Such Agent will deliver to each prospective purchaser of 144A Notes sold through such Agent on an agency basis, prior to any sale of 144A Notes to such prospective purchaser, a copy of the 144A Prospectus relating to such 144A Notes as then amended or supplemented, as provided to the Agent by NIB, which will include a Notice to Investors attached as Exhibit E to this Agreement.
     (b) In the case of 144A Notes placed on behalf of NIB on an agency basis through an Agent or purchased directly by an Agent as principal for resale, as contemplated by Section 9 hereto:
     (i) Such 144A Notes will be offered and sold only by such Agent approaching prospective purchasers on an individual basis and not by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;
     (ii) Such 144A Notes will be issued only in authorized denominations and no offers or sales of less than U.S. $100,000 principal amount of 144A Notes, or the equivalent thereof in another currency or composite currencies, will be made; and
     (iii) Such 144A Notes will bear a legend in the form set out in Exhibit E hereto.
     (c) In connection with any purchase of 144A Notes from NIB by any Agent as principal for resale, as contemplated by Section 9, such Agent shall be deemed to represent and agree, as of the date of any Terms Agreement referred to in Section 9 to which such Agent is a party, that such Agent is an “accredited investor” within the meaning of Rule 501 under the Securities Act, is buying such 144A Notes for its own account and will resell such 144A Notes only to QIBs in accordance with Rule 144A under the Securities Act.
     (d) NIB and the Agents agree that the 144A Notes are intended to be offered and sold in accordance with the restrictions set forth in Exhibit E hereto.
          9. Purchases as Principal. From time to time, any of you as Purchaser may agree with NIB to purchase Notes from NIB as principal, in which case such purchase shall be made in accordance with the terms of this Agreement and a separate written agreement (a “Terms Agreement”) to be entered into between such Purchaser and NIB, substantially in the form of Exhibit A hereto with such changes as may be agreed upon by the Purchaser and NIB.
          10. Indemnification and Contribution.
     (a) NIB will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which each Agent or Purchaser may become subject, under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as now on file or in any amendment thereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, including any preliminary Prospectus, or any applicable Issuer Free Writing Prospectus or any 144A Prospectus, including any preliminary 144A Prospectus, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that NIB will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to NIB by any Agent or Purchaser specifically for inclusion therein.
     (b) Each Agent and Purchaser will indemnify and hold harmless NIB against any losses, claims, damages or liabilities, joint or several, to which NIB may become subject, under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as now on file or in any amendment thereof), or in the Disclosure Package or 144A Prospectus, including any preliminary Prospectus or 144A Prospectus, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse NIB for any legal or other expenses reasonably incurred by NIB in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, but only with reference to written information furnished to NIB by such Agent or Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. NIB acknowledges that the following statements constitute the only written information furnished by the Agents for inclusion in the documents referred to in the foregoing indemnity, and each of you confirms that such statements are correct: (i) the first sentence of the “Plan of Distribution” in the Prospectus Supplement dated May 22, 2007 and (ii) the selling arrangements set forth under “Selling Restrictions” in such Prospectus Supplement and (iii) in the case of 144A Notes only, the selling arrangements set forth under “Selling Restrictions” in the form of 144A Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.
     (d) If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by NIB on the one hand and the Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of NIB on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by NIB on the one hand and the Agents on the other shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by NIB bear to the total commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by NIB or the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price of the Registered Notes sold by it exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agent’s obligations in this subsection (d) to contribute are several in proportion to the respective amounts of Notes sold and not joint.
     (e) The respective obligations of NIB and each Agent and Purchaser under this Section 10 shall be in addition to any liability that such party may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees and agents of each indemnified party and each person, if any, who controls each indemnified party within the meaning of either the Securities Act or the Exchange Act.
          11. Status of Each Agent. In soliciting offers to purchase the Notes from NIB pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 9), each Agent is acting individually and not jointly and is acting solely as agent for NIB and not as principal. Each Agent will make reasonable efforts to assist NIB in obtaining performance by each purchaser whose offer to purchase Notes from NIB has been solicited by such Agent and accepted by NIB, including without limitation disclosing to NIB the identity of any such purchaser, but such Agent shall have no liability to NIB in the event any such purchase is not consummated for any reason. If NIB shall default on its obligations to deliver Notes to a purchaser whose offer it has accepted, NIB (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by NIB, and (ii) in particular, shall pay to the Agents any commission to which it would be entitled in connection with such sale.
          12. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of NIB or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, NIB or any of the directors, officers, employees, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 13 or for any other reason, NIB shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(a)(vii) or Section 4(b)(v), as applicable and the respective obligations of NIB and the Agents pursuant to Section 13 shall remain in effect. In addition, if any such termination shall occur after NIB has accepted an offer to purchase Notes and prior to the related settlement, the applicable obligations of NIB under Sections 3(c), 6(a)(i), 6(b)(i) and 7 and under the last sentence of Section 11 shall also remain in effect.
          13. Termination. This Agreement may be terminated for any reason at any time by NIB as to any Agent or, in the case of any Agent, by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day’s written notice of such termination to the other parties hereto. Any settlement with respect to Notes placed by an Agent occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by NIB, to take the steps therein provided to be taken by such Agent in connection with such settlement. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Section 3(c), Section 4(a)(vii), Section 4(b)(v), Section 10 and Section 12.
          14. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing, effective only on receipt, and mailed, delivered, transmitted by facsimile (with receipt confirmed telephonically or otherwise by the party giving notice) as follows:
     If to NIB:
Fabianinkatu 34
PB 249
FI-00171 Helsinki
Attention: Chief Financial Officer

Facsimile: 358-9-1800309
Telephone: 358-9-18001
     If to Citigroup:
388 Greenwich Street, 34th Floor
New York, New York 10013
Attn: Transaction Execution Group
Facsimile: 1-646-291-5209
Telephone: 1-212-816-1135
     If to Goldman Sachs:
85 Broad Street
New York, New York 10004
Attn: Eric Braunstein
Facsimile: 1-212-357-5505
Telephone: 1-212-902-6688
          15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and controlling persons referred to in Section 10 and, to the extent provided in Section 7, any person who has agreed to purchase Notes, and no other person will have any right or obligation hereunder.
          16. Governing Law; Jurisdiction; Counterparts.
     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution on behalf of NIB.
     (b) NIB hereby appoints the Consul General of Sweden as its authorized agent (the “Authorized Agent”) upon which process may be served in any action or proceeding based on this Agreement or any Terms Agreement which may be instituted in any State or Federal court in the City and State of New York by any Agent or any person controlling any Agent and expressly accepts the jurisdiction of each such court in respect of any such action or proceeding. Such appointment of an authorized agent for service of process shall not be interpreted to include actions brought under the federal securities laws of the United States. Such appointment shall be irrevocable so long as any of the Notes remains outstanding unless and until the appointment of a successor Authorized Agent and such Authorized Agent’s acceptance of such appointment. NIB agrees that the sole responsibility of the Authorized Agent shall be (i) to accept such process mailed or delivered to it and (ii) to mail a copy of such process to NIB at the address specified for notices hereunder. NIB will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service mailed or delivered to NIB in accordance with this Section 16(b) shall be deemed, in every respect, effective service of process upon NIB.
     (c) NIB hereby waives (to the extent permitted by law and the 2004 Agreement as defined below) irrevocably any immunity from jurisdiction to which it might otherwise be entitled in any action arising out of or based upon the Notes, which may be duly instituted in any court of the State of New York or of the United States of America, in either case located in The City of New York by the holder of a Note; provided, however, that this waiver shall not extend to actions brought under the United States Federal securities laws. This waiver is intended to be effective without any further act by NIB before any such court, and introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence of such waiver.
     (d) NIB was established pursuant to an Agreement dated December 4, 1975 (the “Establishing Agreement”) between Denmark, Finland, Iceland, Norway and Sweden (the “Nordic Countries”). On October 23, 1998, the Nordic Countries entered into a novation of the Establishing Agreement, which came into force on July 18, 1999 (the “1998 Agreement”), whereupon the Establishing Agreement ceased to be effective. On February 11, 2004, a new Agreement on the Nordic Investment Bank (the “2004 Agreement”) was concluded among Denmark, Estonia, Finland, Iceland, Latvia, Lithuania, Norway and Sweden (the “Member Countries”) and, which was duly executed and ratified by the all of the Member Countries and which constitutes a binding legal obligation of the Member Countries. Pursuant to the 2004 Agreement, NIB has full legal capacity to enter into agreements, to acquire and dispose of immovable and movable property, and to be a party to legal proceedings before courts of law and other authorities.
     Except as provided in 16(c) above, nothing in this Agreement shall operate as or be construed to constitute a waiver, renunciation or any other modification of any privilege or immunity of NIB under Articles 5, 6 and 7 of the 2004 Agreement or under any applicable law.
     In particular, each Agent is taken to have acknowledged that, in accordance with the 2004 Agreement:
     (A) actions may be brought against NIB only in a court of competent jurisdiction in the territory of a country in which NIB has established an office, has appointed an agent for the purpose of accepting service of process, or when NIB has otherwise expressly accepted jurisdiction;
     (B) the property and assets of NIB, wherever located and by whomsoever held, shall be immune from execution of judgment or decree by judicial or administrative authority before such judgment or decree is final;
     (C) the property and assets of NIB, wherever located and by whomsoever held, shall be immune from search, requisition, confiscation and expropriation by executive or legislative action;

     (D) NIB, its property and assets shall be immune from procedural measure of constraint such as seizure; and
     (E) the premises and archives of NIB and all documents belonging to it or held by it are inviolable.
This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours, NORDIC INVESTMENT BANK
By:	/s/ Torben Nielsen
	Name:	Torben Nielsen
	Title:	CFO and Treasurer

By:	/s/ Sten Holmberg
	Name:	Sten Holmberg
	Title:	Vice President Senior Counsel

CONFIRMED AND ACCEPTED, as of
the date first above written:
CITIGROUP GLOBAL MARKETS INC.

By	/s/ Jack D. McSpadden, Jr.

Name: Jack D. McSpadden, Jr.
Title: Managing Director
GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.

Goldman, Sachs & Co.

EXHIBIT A
NORDIC INVESTMENT BANK
Medium-Term Notes, Series D
Due Not Less Than Nine Months from Date of Issue
TERMS AGREEMENT
     , 20[•]
Nordic Investment Bank
Fabianinkatu 34
PB 249
FI-00171 Helsinki
Finland
Attention: Chief Financial Officer
          1. Agreement to Purchase. Subject in all respects to the terms and conditions of the Selling Agency Agreement (the “Selling Agency Agreement”) dated May 22, 2007, between Citigroup Global Markets, Inc., Goldman, Sachs & Co., and Nordic Investment Bank (“NIB”), the undersigned (the “Purchaser”) agrees to purchase the following Notes of NIB:
[Add additional terms as may be needed to identify Notes.]
[Registered Notes] [144A Notes]
Specified Currency:
Aggregate principal or face amount: [include minimum denominations in the case of 144A Notes]
Interest Rate:
Stated Maturity Date:
Interest Payment Dates:
Discount or Commission:                      % of Principal or face amount
Purchase Price:
___% of Principal or face amount [plus accrued interest from                     , 20_]
Purchase Date and Time:
Place for Delivery of Notes
and Payment Therefor:

Method of Payment:
Period, if any, during which NIB shall not, without the prior consent of the Purchaser hereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by NIB (other than the Notes being sold pursuant hereto):
          2. Acceptance Time: NIB shall be deemed to have accepted the offer to purchase the Notes referenced to above for purposes of Sections 5(b)(ii) and 6(a)(i) or 5(c)(ii) and 6(b)(i), as the case may be, as of [___:___] [AM/PM], New York time, on the date hereof.
          3. Payment. Delivery of the certificates for Notes purchased pursuant hereto shall be made not later than the date set forth above, against payment of funds to NIB in the net amount due to NIB for such Notes by the method and in the form set forth in the Procedures (as defined in the Selling Agency Agreement) unless otherwise set forth herein.
          Unless otherwise set forth herein, any Note purchased pursuant hereto (i) shall be purchased by the Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by the Purchaser at varying prices from time to time or, if set forth herein and in the applicable Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, the Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.
          4. Conditions. The obligations of the Purchaser to purchase any Notes are subject to the accuracy of the representations and warranties on the part of NIB in the Selling Agency Agreement as of the date hereof as if made on the date hereof and as of the related settlement date as if made on such date, to the performance and observance by NIB of all covenants and agreements contained in the Selling Agency Agreement on its part to be performed and observed and to the following additional conditions precedent:
     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) (i) In the case of Registered Notes only (as such term is defined in the Selling Agency Agreement), the Purchaser shall (except to the extent expressly waived in writing by the Purchaser) have received, appropriately updated, a certificate of NIB, dated as of the relevant settlement date, to the effect set forth in Section 5(b)(ii) of the Selling Agency Agreement (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement);
          (ii) In the case of the 144A Notes only (as such term is defined in the Selling Agency Agreement), the Purchaser shall (except to the extent expressly waived in writing by the Purchaser) have received, appropriately updated, a certificate of NIB, dated as of the relevant settlement date, to the effect set forth in Section 5(c)(ii) of the Selling Agency Agreement (except that references to the 144A Prospectus shall be to the 144A Prospectus as supplemented as of the date of such Terms Agreement).

     (c) Prior to such settlement date, NIB shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.
          If any of the conditions specified above shall not have been fulfilled in all material respects when and as provided herein, or if any of the certificates mentioned above and required to be delivered to the Purchaser pursuant to the terms hereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, this Terms Agreement and all obligations of the Purchaser hereunder and with respect to the Notes subject hereto may be canceled at, or at any time prior to, the related settlement date by the Purchaser. Notice of such cancellation shall be given to NIB in writing or by telephone or telegraph confirmed in writing.
          5. Termination. This Terms Agreement shall be subject to termination in the absolute discretion of the Purchasers, acting in their capacity as such, by notice given to NIB prior to delivery of any payment for any Note to be purchased hereunder, if prior to such time and subsequent to the agreement to purchase such Notes there shall have occurred:
(i) any change, or any development involving a prospective change, in or affecting the business or properties of NIB; or (ii) any decrease in the rating of any of NIB’s debt securities by either Moody’s Investors Service, Limited or Standard & Poor’s Rating Service, a Division of the McGraw-Hill Companies, Inc., or by any successor thereto that is a “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) as shall be agreed upon by NIB and the Purchasers; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of NIB on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance service in the United States; or (v) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis; provided that in the cases of any of clauses (i) through (v), the effect of such event on financial markets is, in the judgment of the Purchasers, so material and adverse that it is impracticable or inadvisable to proceed with the offering or delivery of such Notes as contemplated by the Prospectus (exclusive of any supplement thereto later than the date of this Terms Agreement).”
          6. Survival of Certain Obligations under Selling Agency Agreement. If at the time of termination of the Selling Agency Agreement the Purchaser shall own any Notes purchased pursuant to this Terms Agreement with the intention of selling them, in the case of Restricted Notes only, the provisions of Sections 4(a)(i) and 6(a)(i) of the Selling Agency Agreement shall remain in effect until such Notes are sold by the Purchaser and in the case of 144A Notes only, Sections 4(b)(i) and 6(b)(ii) of the Selling Agency Agreement shall remain in effect until such Notes are sold by the Purchaser. If any Purchasers default in their obligations to purchase Notes under this Agreement and the aggregate principal amount of the Notes that such defaulting Purchasers agreed but failed to purchase does not exceed

10% of the total principal amount of the Notes, the non-defaulting Purchasers may make arrangements satisfactory to NIB for the purchase of such Notes by other persons, including any of the Purchasers, but if no such arrangements are made by the settlement date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments to purchase Notes as set forth in Schedule I to the Terms Agreement, to purchase the Notes that such defaulting Purchasers agreed but failed to purchase. If any Purchasers so default and the aggregate principal amount of the Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Notes, and arrangements satisfactory to the non-defaulting Purchasers and NIB for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or NIB, except that NIB will remain responsible for the expenses to be paid by it pursuant to Section 4 of the Selling Agency Agreement and the obligations of NIB and the Purchasers pursuant to Section 10 of the Selling Agency Agreement shall remain in effect. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this paragraph. Nothing herein will relieve a defaulting Purchaser from liability for its default. If other persons are obligated or agree to purchase the Notes of a defaulting Purchaser, either the non-defaulting Purchasers or NIB may postpone the settlement date for up to seven full business days in order to effect any changes that in the opinion of counsel to NIB or counsel to the Purchasers may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

[NAME OF PURCHASER]
By:

Accepted:
NORDIC INVESTMENT BANK

By

Title:

By

Title:

EXHIBIT B
NORDIC INVESTMENT BANK
Medium-Term Note, Series D Administrative Procedures
May 22, 2007
          The Medium-Term Notes, Series D, Due Not Less than Nine Months from Date of Issue (the “Notes”) of Nordic Investment Bank (“NIB”) are to be offered on a continuing basis. Citigroup Global Markets, Inc. and Goldman, Sachs & Co., as agents (each an “Agent”), have agreed to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to a Selling Agency Agreement between NIB and the Agents dated the date hereof (the “Selling Agency Agreement”). The Notes will rank equally with all other unsecured and unsubordinated debt of NIB. In the case of Registered Notes only (as such term is defined in the Selling Agency Agreement), such Notes have been registered with the Securities and Exchange Commission (the “Commission”). In the case of the 144A Notes only (as such term is defined in the Selling Agency Agreement), such Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). The Notes will be issued under a Fiscal Agency Agreement, dated as of the date hereof (the “Fiscal Agency Agreement”) between NIB and Citibank, N.A., as fiscal agent (the “Fiscal Agent”).
          The Selling Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between NIB and such Agent acting as principal.
          The Selling Agency Agreement also provides that NIB reserves the right from time to time to sell Notes to or through (i) any institution as a new Agent under the Selling Agency Agreement for the remaining term of the Selling Agency Agreement, or (ii) with regard to a particular issue of Notes, one or more institutions as new Agents for the purposes of that issue. In each case, such institution becomes a new Agent with all the rights and obligations of an Agent under the Selling Agency Agreement provided that: i) such institution has either delivered to NIB an Institution Accession Letter substantially in the respective forms set out in Part I or III (as appropriate) of Exhibit C of the Selling Agency Agreement or executed a Terms Agreement substantially in the form set out in Exhibit A of the Selling Agency Agreement; and ii) NIB shall have delivered to such institution a Confirmation Letter substantially in the respective forms set out in Part II or IV (as appropriate) of Exhibit C of the Selling Agency Agreement or executed a Terms Agreement substantially in the form set out in Exhibit A to the Selling Agency Agreement.
          Each Note will be represented by either a Global Note (as defined hereinafter) delivered to the Fiscal Agent, as Custodian for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Note”) or a certificate delivered to the Holder thereof or a Person designated by such Holder (a “Certificated Note”). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

          The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by NIB are explained below. Administrative and record-keeping responsibilities will be handled for NIB by its Treasury Department. NIB will advise the Agents and the Fiscal Agent in writing of those persons handling administrative responsibilities with whom the Agents and the Fiscal Agent are to communicate regarding orders to purchase Notes and the details of their delivery.
          Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC’s operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Fiscal Agency Agreement and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes”. Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes”. To the extent the procedures set forth below conflict with the provisions of the Notes, the Fiscal Agency Agreement, DTC’s operating requirements or the Selling Agency Agreement, the relevant provisions of the Notes, the Fiscal Agency Agreement, DTC’s operating requirements and the Selling Agency Agreement shall control.
PART I
Administrative Procedures for Book-Entry Notes
          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Fiscal Agent will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from NIB and the Fiscal Agent to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between the Fiscal Agent and DTC and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement system (“SDFS”).

Issuance:	As of the date hereof, NIB will issue one or more master global securities in fully registered Form without coupons (each, a “Master Global Note”). On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, NIB will (i) issue one or more global securities in fully registered form without coupons (a “Global Note”) each representing Book-Entry Notes that have the same original issue date, original issue discount provisions, if any, Interest Payment Dates, Record Dates, redemption, repayment and extension provisions, if any, Stated Maturity Date, and, in the case of Fixed Rate Notes, interest rate, or, in the case of Floating Rate Notes, initial interest rate, Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier, if any, minimum interest rate, if any, and maximum interest rate, if any, or, in the case of Indexed Notes, the same interest rate, if any, Index, redemption provisions and maturity date (collectively, the “Terms”) or (ii) have issued a Master Global

Note and prepared a Pricing Supplement to the Prospectus Supplement and the Prospectus, or to a 144A Prospectus, relating to the issuance of such Notes and setting forth the further provisions of such Notes. Each Global Note and each Master Note will be dated and issued as of the date of its authentication by the Fiscal Agent. Each Global Note will bear an original issue date, which will be (i) with respect to an original Global Note (or any portion thereof), the original issue date specified in such Global Note and (ii) following a consolidation of Global Notes, with respect to the Global Note resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Notes, regardless of the date of authentication of such resulting Global Note. Except in the case of a Master Global Note as specified in the next sentence, no Global Note will represent (i) Fixed Rate and Floating Rate a d Indexed Book-Entry Notes or (ii) any combination of any two of the foregoing types of Book-Entry or (iii) any Certificated Note. A Master Global Note may represent Fixed Rate, Floating Rate and Indexed Book-Entry Notes or any combination of any two of the foregoing types of Notes. No Master Global Note may represent both Registered Notes and 144A Notes. In the case of 144A Notes only, the securities will be issued in minimum denominations of U.S. $100,000 and integral multiples of U.S. $1,000 in excess thereof, or, if denominated in currencies or composite currencies other than the U.S. dollar, minimum denominations not less than the equivalent of U.S. $100,000 and integral multiples of $1,000 in excess thereof.

Identification Numbers:	NIB has arranged with the CUSIP Service Bureau of Standard & Poor’s Rating Service, a Division of the McGraw-Hill Companies, Inc. (the “CUSIP Service Bureau”) for the reservation of several series of CUSIP numbers, each of which series consists of approximately 900 CUSIP numbers and relates to Book-Entry Notes and book-entry medium-term notes issued by NIB with other series designations. The Fiscal Agent, NIB and DTC have obtained from the CUSIP Service Bureau written lists of such reserved CUSIP numbers. Separate lists of CUSIP numbers are maintained for Registered Notes and Rule 144A Notes. NIB will assign CUSIP numbers to Global Notes as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that NIB has assigned to Global Notes. The Fiscal Agent will notify NIB at any time when fewer than 100 of the reserved CUSIP numbers in any list remain unassigned to Notes and, if it deems necessary, NIB will reserve additional CUSIP numbers for assignment to Notes. Upon obtaining such additional CUSIP numbers, NIB shall deliver a list of such additional CUSIP numbers to the Fiscal Agent and DTC.

Registration:	Master Global Notes and Global Notes will be issued only in fully registered form without coupons. Each Master Global Note or Global Note will be registered in the name of CEDE & CO., as nominee for DTC, on the securities register for the Notes maintained under the Fiscal Agency Agreement. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC. Neither NIB (as issuer or as paying agent) nor the Fiscal Agent will have any responsibility or liability relating to beneficial ownership interests in any Master Global Note or Global Note representing such Book-Entry Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Transfers:	Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note. In the case of 144A Notes only, NIB has not registered, and will not register, the securities under the Securities Act or any state securities laws and, accordingly, such securities may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Exchanges:	The Fiscal Agent may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Note described below) specifying (i) the CUSIP numbers of two or more outstanding Book-Entry Notes that represent (A) Fixed Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (B) Floating Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (C) Indexed Book-Entry Notes having the same terms (e.g. interest rate, if any, index, redemption provisions and maturity date) (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Book-Entry Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number, obtained from NIB, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Fiscal Agent) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Fiscal Agent will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, Citibank, N.A. as Custodian for DTC will exchange such Book-Entry Notes for a single Global Note bearing the new CUSIP number (or in the case of Book-Entry Notes represented by a Master Global Note, the Fiscal Agent shall make an entry of the new CUSIP number into the records of NIB maintained by the Fiscal Agent) and the CUSIP numbers of the exchanged Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one Global Note will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Book-Entry Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (see “Denominations” below). In the case of 144A Notes only, a person having an interest in a Global Note must provide the Fiscal Agent with (a) a written order containing instructions and such other information as NIB and the fiscal agent may require to complete, execute and deliver such 144A notes and (b) a fully completed, signed certification substantially to the effect that the exchanging holder is not transferring its interest at the time of such exchange or, in the case of simultaneous sale pursuant to Rule 144A, a certification that the transfer is being made in compliance with the provisions of Rule 144A to a QIB. Definitive notes issued in exchange for a beneficial interest in a Rule 144A global note shall bear the legend applicable to transfers pursuant to Rule 144A, as set out under “Transfer Restrictions” in the 144A Prospectus.

Maturities:	Each Book-Entry Note will mature on a date not less than nine months after the Original Issue Date for such Note. A Floating Rate Book-Entry Note will mature only on an Interest Payment Date for such Note.

Denominations:	In the case of Registered Notes only, Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000 and in the case of 144A Notes only, Book-Entry Notes will be issued in principal amounts of $100,000 or any amount in excess thereof that is an integral multiple of $1,000 or, if denominated in currencies or composite currencies other than the U.S. dollar, minimum denominations not less than the equivalent of U.S. $100,000 and integral multiples of $1,000 in excess thereof. Global Notes will be denominated in principal amounts not in excess of $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000, would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be authenticated and issued to represent each $500,000,000 principal amount of such Book-Entry Note or Notes, and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes (or, if denominated in currencies or composite currencies other than the U.S. dollar, then the U.S. dollar equivalents of the foregoing). In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:	General. Interest, if any, on each Book-Entry Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Note representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Selling Agency Agreement), as supplemented by the applicable pricing supplement (“Pricing Supplement”) or in the 144A Prospectus (as defined in the Selling Agency Agreement), as applicable. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Book-Entry Notes which reset daily or weekly, interest payments will include accrued interest to but excluding the Record Date immediately preceding the Interest Payment Date) or to but excluding the date on which the principal of such Note is or becomes due and payable, whether at the Stated Maturity Date or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise (“Maturity”) (other than a Maturity of a Fixed Rate Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor’s Rating Service, a Division of the McGraw-Hill Companies, Inc. (“Standard & Poor’s”) will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate (daily or weekly) bond report published by Standard & Poor’s.

Record Dates. The Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date (whether or not a Business Day).

Interest Payment Dates on Fixed Rate Book-Entry Notes. Interest payments on Fixed Rate Book-Entry Notes will be made on the dates specified pursuant to Settlement Procedure “A” below and at Maturity; provided, however, that if an Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period. from and after such Interest Payment Date; provided, further, that in the case of a Fixed Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Interest Payment Dates on Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified pursuant to Settlement Procedure “A” below; in the case of Floating Rate Book-Entry Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Book-Entry Notes that reset semi-annually, on the third Wednesday of the two months specified pursuant to Settlement Procedure “A” below; and in the case of Floating Rate Book-Entry Notes that reset annually, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided, further, that in the case of a Floating Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Interest Payment Dates on Indexed Notes. Interest payments on Indexed Notes will be as provide in the Pricing Supplement for such Notes or as provided in such Notes.

Notice of Interest Payment and Record Dates. On the first Business Day of January, April, July and October of each year, the Fiscal Agent will deliver to NIB and DTC a written list of Record Dates, and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, Citibank, N.A., as Calculation Agent, will notify Standard & Poor’s of the interest rates determined on such Interest Determination Date.

Calculation of Interest:	Fixed Rate Book-Entry Notes. Unless otherwise specified in the Pricing Supplement for any Notes, Interest on Fixed Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Book-Entry Notes. Unless otherwise specified in the Pricing Supplement for any Notes, interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Indexed Notes. Interest rates on Indexed Notes will be determined as set forth in the Pricing Supplement relating to such Notes or in such Notes with the day count being as therein specified.

Payments of Principal and Interest:	Payment of Interest Only. Promptly after each Record Date, the Fiscal Agent will deliver to NIB and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Note or portion of a Master Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Note or portion of a Master Global Note on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor’s. NIB will pay to the Fiscal Agent the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Fiscal Agent will pay such amount to DTC (except that payments to be made in a currency other than U.S. dollars shall be made by the Fiscal Agent or Exchange Rate Agent, as applicable, by wire transfer in accordance with instructions received by such agent from DTC), at the times and in the manner set forth below under “Manner of Payment”.

Payments at Maturity. On or about the first Business Day of each month, the Fiscal Agent will deliver to NIB and DTC a written list of principal and interest to be paid on each Global Note or portion of a Master Global Note maturing (on a Maturity or Redemption Date or otherwise) in the following month. NIB and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note or portion of a Master Global Note on or about the fifth Business Day preceding the Maturity of such Global Note or portion of a Master Global Note. On or before Maturity, NIB will pay to the Fiscal Agent (or, in the case of Foreign Currency Notes payable in currencies other than U.S. dollars, the Exchange Rate Agent if applicable) the principal amount of such Global Note or portion of a Master Global Note, together with interest due at such Maturity. The Fiscal Agent will pay such amount to DTC (except that payments to be made in a currency other than U.S. dollars shall be made by wire transfer in accordance with instructions received by the Fiscal Agent or Exchange Rate Agent from DTC) at the times and in the manner set forth below under “Manner of Payment”. If the Maturity of a Global Note or portion of a Master Global Note representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made (except in the case of LIBOR Notes as described above) on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Note or portion of a Master Global Note, the Fiscal Agent will cancel such Global Note or portion of a Master Global Note in accordance with the Fiscal Agency Agreement and so advise NIB.

Manner of Payment. The total amount of any principal and interest due on Global Notes or portion of a Master Global Note on any Interest Payment Date or at Maturity shall be paid by NIB to the Fiscal Agent or Exchange Rate Agent, as applicable, in immediately available funds no later than 10:00 A.M. (New York City time) (or no later than 10:00 A.M. in the Relevant Financial Center set forth on such Note with regard to payments to be made in a currency other than U.S. dollars) on such date. NIB will make such payment on such Global Notes or portion of a Master Global Note by instructing the Fiscal Agent to withdraw funds from an account maintained by NIB at the Fiscal Agent or by wire transfer to the Fiscal Agent or Exchange Rate Agent. NIB will confirm any such instructions in writing to the Fiscal Agent or Exchange Rate Agent, as applicable. Prior to 11 A.M. (New York City time) on the date of Maturity or as soon as possible thereafter, the Fiscal Agent or Exchange Rate Agent, as applicable, will pay (assuming the Fiscal Agent has received funds from NIB) by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC (or, with respect to payments to be made in a currency other than U.S. dollars, to an account in the Relevant Financial Center set forth on such Note in accordance with instructions received by the Fiscal Agent or Exchange Rate Agent from DTC) each payment of principal (together with interest thereon) due on a Global Note or portion of a Master Global Note on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the Fiscal Agent and DTC (or, with respect to payments to be made in a currency other than U.S. dollars, to an account in the Relevant Financial Center set forth on such Note in accordance with instructions received by the Fiscal Agent or Exchange Rate Agent from DTC). On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts to be paid in U.S. dollars in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes or portion of a Master Global Note are recorded in the book-entry system maintained by DTC. Neither NIB (as issuer or as paying agent) nor the Fiscal Agent nor the Exchange Rate Agent shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon NIB’s Exercise of Optional Redemption:	NIB Notice to Fiscal Agent Regarding Exercise of Optional Redemption. At least 45 but not more than 60 days prior to the date on which it intends to redeem a Book-Entry Note, NIB will notify the Fiscal Agent that it is exercising such option with respect to such Book-Entry Note on such date.

Fiscal Agent Notice to DTC Regarding NIB’s Exercise of Optional Redemption. After receipt of notice that NIB is exercising its option to redeem a Book-Entry Note, the Fiscal Agent will, at least 30 but not more than 60 days before the redemption date for such Book-Entry Note, hand deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of NIB’s exercise of such option with respect to such Book-Entry Note.

Deposit of Redemption Price. On or before any redemption date, NIB shall deposit with such Fiscal Agent (or, in the case of Foreign Currency Notes payable in a currency other than U.S. dollars, with the Exchange Rate Agent if applicable), an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry Notes or portions thereof which are to be repaid on such redemption date. Such Fiscal Agent (or Exchange Rate Agent) will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Payments of Principal and Interest Upon Exercise of Optional Repayment	Fiscal Agent Notice to NIB of Option for Repayment. Upon receipt of notice of exercise of the option for repayment and the Global Securities representing the Book-Entry Notes to be repaid as set forth in such Notes, the Fiscal Agent shall (unless such notice was received pursuant to NIB’s exercise of an optional reset or an optional extension of maturity, in each of which cases the relevant procedures set forth above are to be followed) give notice to NIB not less than 20 days prior to each Optional Repayment Date of such Optional Repayment Date and of the principal amount of Book-Entry Notes to be repaid on such Optional Repayment Date.

Deposit of Repayment Price. On or prior to 10:00 A.M. on any Optional Repayment Date, NIB shall deposit with such Fiscal Agent (or, in the case of Foreign Currency Notes payable in a currency other than U.S. dollars, with the Exchange Rate Agent if applicable) an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Book-Entry Notes or portions thereof which are to be repaid on such date. Such Fiscal Agent (or Exchange Rate Agent) will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedure for Rate Setting and Posting:	NIB and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If NIB decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as “posting”) or if NIB decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection of Orders:	Unless otherwise instructed by NIB, each Agent will advise NIB promptly by telephone of all orders to purchase Book-Entry Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by NIB and the Agents, NIB has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Preparation of Pricing Supplement:	If any order to purchase a Note sold through an Agent is accepted by or on behalf of NIB, NIB will cause to be prepared a Pricing Supplement reflecting the applicable interest rates and other terms of such Book-Entry Note (which term shall include, for purposes of these Procedures, any Prospectus or 144A Prospectus in the case of Book-Entry Notes that are 144A Notes) and will use its best efforts to supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the “Presenting Agent”) no later than 11:00 A.M. on the Business Day following the day such order is accepted (and, in the case of Registered Notes only, will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act). The Presenting Agent will cause a copy of the Prospectus and such Pricing Supplement or 144A Prospectus, as applicable, to be delivered to the purchaser of such Book-Entry Note.

In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Suspension of Solicitation; Amendment or Supplement:	NIB reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as NIB has advised them that such solicitation may be resumed.

In the event that at the time NIB suspends solicitation of purchases there shall be any orders outstanding for settlement, NIB will promptly advise the Agents and the Fiscal Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, or 144A Prospectus, as applicable, may be delivered in connection with the settlement of such orders. NIB will have the sole responsibility for such decision and for any arrangements that may be made in the event that NIB determines that such orders may not be settled or that copies of such Prospectus or 144A Prospectus may not be so delivered.

In the case of Registered Notes only, if NIB decides to amend or supplement the Registration Statement (as defined in the Selling Agency Agreement) or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agency Agreement. Subject to the provisions of the Selling Agency Agreement, NIB may file with the Commission any such supplement to the Prospectus relating to the Notes. NIB will provide the Agents and the Fiscal Agent with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

In the case of 144A Notes only, if NIB decides to amend or supplement a 144A Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agency Agreement.

Procedures for Rate Changes:	When NIB has determined to change the interest rates of Book-Entry Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone NIB with recommendations as to the changed interest rates. At such time as NIB has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only “indications of interest” may be recorded.

Delivery of Prospectus:	A copy of the Prospectus and the Pricing Supplement, in the case of Registered Notes, or the 144A Prospectus, in the case of 144A Notes, relating to a Book-Entry Note must accompany or precede the earliest of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-Entry Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by the Agents between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement, in the case of Registered Notes, or the 144A Prospectus, in the case of 144A Notes, setting forth the terms in effect when the order was placed. Subject to “Suspension of Solicitation;

Amendment or Supplement” above, the Presenting Agent will deliver a Prospectus and Pricing Supplement or 144A Prospectus, as applicable, as herein described with respect to each Book-Entry Note sold by it. NIB will make such delivery if such Book-Entry Note is sold directly by NIB to a purchaser (other than an Agent).

Confirmation:	For each order to purchase a Book-Entry Note solicited by any Agent and accepted by or on behalf of NIB, the Presenting Agent will issue a confirmation to the purchaser, with a copy to NIB, setting forth the details set forth above and delivery and payment instructions.

Settlement:	The receipt by NIB of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Book-Entry Note (including, in the case of a Master Global Note, the entry in the records of NIB maintained by the Fiscal Agent of the further provisions of such Note set forth in the pricing supplement to the Prospectus Supplement and the Prospectus, in the case of Registered Notes, or the 144A Prospectus, in the case of 144A Notes, relating to the issuance of such Note) shall constitute “settlement” with respect to such Book-Entry Note. All orders accepted by NIB will be settled on the fifth Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless NIB and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note sold by NIB through any Agent, as agent, shall be as follows:

A.   The Presenting Agent will advise NIB (and, if such Book-Entry Note is an Indexed Note, shall also advise Cleary Gottlieb Steen & Hamilton LLP (“CGS&H”), counsel to the Agents) in writing of the following settlement information:

1. Type of Note (Registered Note or 144A Note).

2. Principal amount.

3. Stated Maturity Date.

4.   In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the Base Rate, initial interest rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any),

Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

5. Interest Payment Dates.

6. Redemption, repayment and extension provisions, if any.

7. In the case of an Indexed Book-Entry Note, the Index and the method by which the principal amount thereof payable at Maturity and/or the Interest Rate thereon shall be determined.

8. Settlement date.

9. Issue Price (including currency).

10. Presenting Agent’s commission, determined as provided in Section 3(e) of the Selling Agency Agreement.

11. Whether such Book-Entry Note is issued at an original issue discount and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.

B.   If NIB approves such settlement information, it shall so notify the Presenting Agent in writing and shall immediately thereafter furnish a copy of such settlement information to the Fiscal Agent and to CGS&H, together with a certificate of an appropriate officer of NIB authorizing the issuance of such Book-Entry Note and approving the terms thereof and specifying the account of NIB in the Relevant Financial Center to which funds in payment for such Note should be transferred upon settlement. Upon receipt of such certificate, the Fiscal Agent will assign a CUSIP number to the Global Note representing such Book-Entry Note and then advise NIB, the Presenting Agent and CGS&H by telephone (confirmed in writing at any time on the same date) of such CUSIP number. Each such communication by NIB shall constitute a representation and warranty by NIB to the Fiscal Agent and the Presenting Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by NIB, (ii) such Note, and the Global Note or Master Global Note representing such Note, will conform with the terms of the Fiscal Agency

       Agreement for such Note, and (iii) upon authentication and delivery of such Global Note or Master Global Note (if necessary), the aggregate initial offering price of all Notes issued under the Fiscal Agency Agreement will not exceed $10,000,000,000 (except for Book-Entry Notes represented by Global Notes or Master Global Notes authenticated and delivered in exchange for or in lieu of Global Notes or Master Global Notes pursuant to the Fiscal Agency Agreement and except for Certificated Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of Certificated Notes pursuant to any such Section).

C.   The Fiscal Agent will enter a pending deposit message through DTC’s Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard & Poor’s, the Presenting Agent and, upon request, CGS&H):

1. The information set forth in Settlement Procedure “A”.

2. Identification as a Fixed Rate Book-Entry Note, a Floating Rate Book-Entry Note or an Indexed Book-Entry Note.

3. Initial Interest Payment Date, if any, for such Book-Entry Note, number of days by which such date succeeds the related Record Date and amount of interest payable on such Interest Payment Date.

4. CUSIP number of the Global Note representing such Book-Entry Note.

5. Whether such Global Note or Master Global Note will represent any other Book-Entry Note (to the extent known at such time).

D.   Unless such Note will be represented by a Global Master Note, CGS&H will prepare the Global Note representing such Book-Entry Note (in a form that has been previously approved by NIB, the Agents and the Fiscal Agent) will stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and will deliver such Global Note to the Fiscal Agent.

E.   The Fiscal Agent will authenticate the Global Note representing such Book-Entry Note (or, in the case of a Note that will be represented by the Master Global Note, will make an entry in the records of NIB maintained by the Fiscal Agent of the further provisions of such Note set forth in the pricing supplement to the Prospectus Supplement and the Prospectus, in the case of Registered Notes, or the 144A Prospectus, in the case of 144A Notes, relating to the issuance of such Note.

F. DTC will credit such Book-Entry Note to the Fiscal Agent’s participant account at DTC.

G.   If such Book-Entry Note is denominated in a Specified Currency other than U.S. dollars, the purchaser thereof will pay to NIB, by wire transfer of immediately available funds to the account of NIB located in the Relevant Financial Center (as notified by NIB to the Presenting Agent under Settlement Procedure B above), an amount equal to the price of such Book-Entry Note.

H.   If such Book-Entry Note is denominated in U.S. dollars, the Fiscal Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Fiscal Agent’s participant account and credit such Book-Entry Note to the Presenting Agent’s participant account and (ii) debit the Presenting Agent’s settlement account and credit the settlement account of Citibank for further credit (by 3:00 P.M. on such day) to the account of NIB at Skandinaviska Enskilda Banken, or at such other institution as NIB may designate, for an amount equal to the price of such Book-Entry Note less the Presenting Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by the Fiscal Agent to DTC that (i) the Global Note or Master Global Note representing such Book-Entry Note has been authenticated and (ii) the Fiscal Agent is holding such Global Note or Master Global Note pursuant to the Medium-Term Note Certificate Agreement between the Fiscal Agent and DTC.

If such Book-Entry Note is denominated in a currency other than U.S. dollars, the Fiscal Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to debit such Book-Entry Note to the Fiscal Agent’s participant account and credit such Book-Entry Note, free of payment, to the Presenting Agent’s participant account. The entry of such a deliver order shall constitute a representation and warranty by the Fiscal Agent as aforesaid.

I.   If such Book-Entry Note is denominated in U.S. dollars, the Presenting Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent’s participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such

Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

If such Book-Entry Note is denominated in a currency other than U.S. dollars, the Presenting Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to debit such Book-Entry Note to the Presenting Agent’s participant account and credit such Book-Entry Note, free of payment, to the participant accounts of the Participants with respect to such Book-Entry Note.

J.   Transfers of funds in accordance with SDFS deliver orders described in the first paragraphs of each of Settlement Procedures “H” and “I” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

K.   The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:	For orders of Book-Entry Notes solicited by any Agent and accepted by NIB for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “X” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
Procedure	Time
A	11:00 A.M. on the sale date

B	12:00 Noon on the sale date

C	2:00 P.M. on the sale date

D	3:00 P.M. on the day before settlement

E	9:00 A.M. on settlement date

F-G	10:00 A.M. on settlement date

H-I	2:00 P.M. on settlement date

J	4:45 P.M. on settlement date

K	5:00 P.M. on settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but no later than 11:00 A.M.

and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. If the initial interest rate for a Floating Rate-Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedure “G” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, the Fiscal Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:	If the Fiscal Agent fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “H”, the Fiscal Agent may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Fiscal Agent’s participant account. DTC will process the withdrawal message, provided that the Fiscal Agent’s participant account contains a principal amount of the Global Note or Master Global Note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note or Master Global Note, the Fiscal Agent will cancel such Global Note or Master Global Note in accordance with the Fiscal Agency Agreement and so advise NIB (or, in the case of cancellation of a Note represented by a Master Global Note that is not itself the subject of the cancellation, send to NIB details of the cancellation of such Note), and the Fiscal Agent will make appropriate entries in its records. The CUSIP number assigned to such Global Note or portion of a Master Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Fiscal Agent will exchange such Book-Entry Note for two Global Notes, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser) or, in the case of any Book-Entry Note denominated in a currency other than U.S. dollars, paid to NIB, then such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “I” and “H”, respectively. Thereafter, the Fiscal Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Selling Agency Agreement, then NIB will reimburse the Presenting Agent or the Fiscal Agent, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of NIB.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, CGS&H and the Fiscal Agent will provide, in accordance with Settlement Procedures “D” and “E”, for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and the Fiscal Agent will make appropriate entries in its records.

Fiscal Agent Not to Risk Funds:	Nothing herein shall be deemed to require the Fiscal Agent to risk or expend its own funds in connection with any payment to NIB, DTC, the Agents or the purchaser, it being understood by all parties that payments made by the Fiscal Agent to NIB, DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to the Fiscal Agent for such purpose.

Authenticity of Signatures:	NIB will cause the Fiscal Agent to furnish the Agents from time to time with the specimen signatures of each of the Fiscal Agent’s officers, employees or agents who has been authorized by the Fiscal Agent to authenticate Book-Entry Notes, but no Agent will have any obligation or liability to NIB or the Fiscal Agent in respect of the authenticity of the signature of any officer, employee or agent of NIB or the Fiscal Agent on any Book-Entry Note.

Payment of Expenses:	Each Agent shall forward to NIB, on a monthly basis, a statement of the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Selling Agency Agreement. NIB will remit payment to the Agents currently on a monthly basis.

Advertising Costs:	NIB will determine with the Agents the amount of advertising that may be appropriate in soliciting offers to purchase the Book-Entry Notes. Advertising expenses will be paid by NIB.

Periodic Statements From the Fiscal Agent:	Periodically, the Fiscal Agent will send to NIB a statement setting forth the principal amount of Book-Entry Notes outstanding as of that date.

PART II
Administrative Procedures for Certificated Notes
     The Fiscal Agent will serve as registrar and transfer agent in connection with the Certificated Notes.

Issuance:	Each Certificated Note will be dated and issued as of the date of its authentication by the Fiscal Agent. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note. In the case of 144A Notes denominated in dollars, such securities will be issued in minimum denominations of U.S. $100,000 and integral multiples of U.S. $1,000 in excess thereof or, if denominated in currencies or composite currencies other than the U.S. dollar, minimum denominations not less than the equivalent of U.S. $100,000 and integral multiples of $1,000 in excess thereof.

Registration:	Certificated Notes will be issued only in fully registered form without coupons. In the case of 144A Notes only, beneficial interests in each global note will be subject to certain restrictions on transfer set forth therein and in the Fiscal Agency Agreement, and with respect to 144A notes, as set forth in Rule 144A, and the 144A notes will bear the legends set forth thereon regarding such restrictions set forth under “Transfer Restrictions” in the 144A Prospectus.

Transfers and for Exchanges:	A Certificated Note may be presented for transfer or exchange at the principal corporate trust office in the City of New York of the Fiscal Agent. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:	Each Certificated Note will mature on a date not less than nine months after the settlement date for such Note. A Floating Rate Certificated Note will mature only on an Interest Payment Date for such Note.

Denominations:	The denomination of any Registered Certificated Note denominated in U.S. dollars will be a minimum of $1,000 and $100,000 (in the case of 144A Notes only) or any amount in

excess thereof that is an integral multiple of $1,000. The authorized denominations of Certificated Notes denominated in any other currency will be specified pursuant to “Settlement Procedures” below.

In the case of Registered Notes only, Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000 and in the case of 144A Notes only, Book-Entry Notes will be issued in principal amounts of $100,000 or any amount in excess thereof that is an integral multiple of $1,000 or, if denominated in currencies or composite currencies other than the U.S. dollar, minimum denominations not less than the equivalent of U.S. $100,000 and integral multiples of $1,000 in excess thereof. Global Notes will be denominated in principal amounts not in excess of $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be authenticated and issued to represent each $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes (or, if denominated in currencies or composite currencies other than the U.S. dollar, then the U.S. dollar equivalents of the foregoing). In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:	General. Interest, if any, on each Certificated Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the relevant Pricing Supplement, or in the 144A Prospectus, as applicable. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Certificated Notes which reset daily or weekly, interest payments will include accrued interest to but excluding the Record Date immediately preceding the Interest Payment Date) or to but excluding Maturity (other than a Maturity of a Fixed Rate Certificated Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).

Record Dates. The Record Dates with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date (whether or not a Business Day).

Interest Payment Dates on Fixed Rate Certificated Notes. Interest payments on Fixed Rate Certificated Notes will be made on the dates specified pursuant to Settlement Procedure “A” below and at Maturity; provided, however, that if any Interest Payment Date for a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date; provided further, that in the case of a Fixed Rate Certificated Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Interest Payment Dates on Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified pursuant to Settlement Procedure “A” below; in the case of Floating Rate Certificated Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Certificated Notes that reset semi-annually, on the third Wednesday of the two months specified pursuant to Settlement Procedure “A” below; and in the case of Floating Rate Certificated Notes that reset annually, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Certificated Note issued between a Record Date and an interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Interest Payment Dates on Indexed Notes. Interest payments on Indexed Notes will be as provide in the Pricing Supplement for such Notes or as provided in such Notes.

Calculation of Interest:	Fixed Rate Certificated Note. Interest on Fixed Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Indexed Notes. Interest rates on Indexed Notes will be determined as set forth in the Pricing Supplement or 144A Prospectus, as applicable, relating to such Notes or in such Notes with the day count being as therein specified.

Payments of Principal and Interest:	Interest, if any, on each Certificated Note will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the relevant Pricing Supplement, or in the 144A Prospectus, as applicable. Unless otherwise provided in the Fiscal Agency Agreement or the Certificated Note, the first payment of interest on any Certificated Note originally issued between a Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date. Interest payable at the Maturity of a Certificated Note will be payable to the Person to whom the principal of such Note is payable. Unless other arrangements are made, all interest payments (excluding interest payments made on the Stated Maturity Date) will be made by check mailed to the person entitled thereto as provided above; provided, however, that the holder of $10,000,000 (or the equivalent thereof in other currencies) or more of Certificated Notes with similar tenor and terms will be entitled to receive payment by wire transfer in U.S. dollars; and provided further that payments to be made in a currency other than U.S. dollars shall be made by wire transfer.

Within 10 days following each Record Date, the Fiscal Agent will inform NIB of the total amount of the interest payments to be made by NIB on the next succeeding Interest Payment Date. The Fiscal Agent will provide monthly to NIB a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month.

NIB will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

If the Maturity of a Certificated Note is not a Business Day, the payment due on such day shall be made (except in the case of LIBOR Notes as described above) on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

Procedures upon NIB’s Exercise of Optional Redemption:	NIB Notice to Fiscal Agent Regarding Exercise of Optional Redemption. At least 45 but not more than 60 days prior to the date on which it intends to redeem a Certificated Note, NIB will notify the Fiscal Agent that it is exercising such option with respect to such Certificated Note on such date.

Fiscal Agent Notice to Holders Regarding NIB’s Exercise of Optional Redemption. After receipt of notice that NIB is exercising its option to redeem a Certificated Note, the Fiscal Agent will, at least 30 but not more than 60 days before the redemption date for such Certificated Note, mail a notice, first class, postage prepaid, to the Holder of such Certificated Note informing such Holder of NIB’s exercise of such option with respect to such Certificated Note.

Deposit of Redemption Price. On or before any redemption date, NIB shall deposit with such Fiscal Agent (or, in the case of Foreign Currency Notes payable in a currency other than U.S. dollars, with the Exchange Rate Agent if applicable) an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Certificated Notes or portions thereof and which are to be repaid on such redemption date. Such Fiscal Agent (or Exchange Rate Agent) will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Payments of Principal and Interest Upon Exercise of Optional Repayment:	Fiscal Agent Notice to NIB of Option for Repayment. Upon receipt of notice of exercise of the option for repayment and the Global Securities representing the Certificated Notes so to be repaid as set forth in such Notes, the Fiscal Agent shall (unless such notice was received pursuant to NIB’s exercise of an optional reset or an optional extension of maturity, in each of which cases the relevant procedures set forth above are to be followed) give notice to NIB not less than 20 days prior to each Optional Repayment Date of such Optional Repayment Date and of the principal amount of Certificated Notes to be repaid on such Optional Repayment Date.

Deposit of Repayment Price. On or prior to 10:00 A.M. on any Optional Repayment Date, NIB shall deposit with such Fiscal Agent (or, in the case of Foreign Currency Notes payable in a currency other than U.S. dollars, with the Exchange Rate Agent if applicable) an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Certificated Notes or portions thereof which are to be repaid on such date. Such Fiscal Agent (or Exchange Rate Agent) will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Procedure for Rate Setting and Posting:	NIB and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agents. If NIB decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as “posting”) or if NIB decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection of Orders:	Unless otherwise instructed by NIB, each Agent will advise NIB promptly by telephone of all orders to purchase Certificated Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by NIB and the Agents, NIB has the sole right to accept orders to purchase Certificated Notes and may reject any such orders in whole or in part. Before accepting any order to purchase a Certificated Note to be settled in less than three Business Days, NIB shall verify that the Fiscal Agent will have adequate time to prepare and authenticate such Note.

Preparation of Pricing Supplement:	If any order to purchase a Certificated Note is accepted by or on behalf of NIB, NIB will cause to be prepared a Pricing Supplement reflecting the interest rates and other terms of such Certified Note and, in the case of Registered Notes only, will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the “Presenting Agent”). The Presenting Agent will cause a copy of the Prospectus, together with the relevant Pricing Supplement, or 144A Prospectus, as applicable, to be delivered to the purchaser of such Certificated Note.

In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Suspension of Solicitation; Amendment or Supplement:	NIB reserves the right, in its sole discretion, to instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Certificated Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as NIB has advised them that such solicitation may be resumed.

In the event that at the time NIB suspends solicitation of purchases there shall be any orders outstanding for settlement, NIB will promptly advise the Agents and the Fiscal Agent whether such orders may be settled and whether copies of the Prospectus, together with the appropriate Pricing Supplement, or the 144A Prospectus, as applicable, as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. NIB will have the sole responsibility for such decision and for any arrangements that may be made in the event that NIB determines that such orders may not be settled or that copies of such Prospectus or 144A Prospectus may not be so delivered.

In the case of the Registered Notes only, if NIB decides to amend or supplement the Registration Statement or the Prospectus it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agency Agreement. In the case of Registered Notes only, subject to the provisions of the Selling Agency Agreement, NIB may file with the Commission any supplement to the Prospectus relating to the Notes; NIB will provide the Agents and the Fiscal Agent with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

In the case of 144A Notes only, if NIB decides to amend or supplement a 144A Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agency Agreement.

Procedure for Rate Changes:	When NIB has determined to change the interest rates of Certificated Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone NIB with recommendations as to the changed interest rates. At such time as NIB has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only “indications of interest” may be recorded.

Delivery of Prospectus:	A copy of the Prospectus, together with the relevant Pricing Supplement, or 144A Prospectus, as applicable, relating to a Certificated Note must accompany or precede the earliest of any written offer of such Certificated Note, confirmation of the purchase of such Certificated Note and payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by the Agents between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus, together with the relevant Pricing Supplement, or 144A Prospectus, as applicable, setting forth the terms in effect when the order was placed. Subject to “Suspension of Solicitation; Amendment or Supplement” above, the Presenting Agent will deliver a Prospectus and Pricing Supplement or 144A Prospectus, as applicable, as herein described with respect to each Certificated Note sold by it. NIB will make such delivery if such Certificated Note is sold directly by NIB to a purchaser (other than any Agent).

Confirmation:	For each order to purchase a Certificated Note solicited by any Agent and accepted by or on behalf of NIB, the Presenting Agent will issue a confirmation to the purchaser, with a copy to NIB, setting forth the details set forth above and delivery and payment instructions.

Settlement:	The receipt by NIB of immediately available funds in exchange for an authenticated Certificated Note delivered to the Presenting Agent and the Presenting Agent’s delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute “settlement”. All orders accepted by NIB will be settled on the fifth Business Day following the date of sale pursuant to the timetable for settlement set forth below, unless NIB and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement Procedures:	Settlement Procedures with regard to each Certificated Note sold by NIB through any Agent, as agent, shall be as follows:

A.	The Presenting Agent will advise NIB (and if such Certificated Note is an Indexed Note, shall also advise CGSH) in writing of the following settlement information, in time for the Fiscal Agent to prepare and authenticate the required Note:
1.	Name in which such Certificated Note is to be registered (“Registered Owner”).

2.	Address of the Registered Owner and address for payment of principal and interest.

3.	Taxpayer identification number of the Registered Owner (if available).

4.	Principal amount.

5.	Stated Maturity Date.

6.	In the case of a Fixed Rate Certificated Note, the interest rate or, in the case of a Floating Rate Certificated Note, the initial interest rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

7.	Interest Payment Dates.

8.	Specified Currency and whether the option to elect payment in a Specified Currency applies and if the Specified Currency is not U.S. dollars, the authorized denominations.

9.	Redemption, repayment or extension provisions, if any.

10.	Settlement date.

11.	Issue Price (including currency).

12.	Presenting Agent’s commission, determined as provided in Section 3(e) of the Selling Agency Agreement.

13.	Whether such Certificated Note is issued at an original issue discount, and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.
B.	If NIB approves such settlement information, it shall so notify the Presenting Agent in writing and shall immediately thereafter furnish a copy of such settlement information to the Fiscal Agent and to CGS&H, together with a certificate of an appropriate officer of NIB authorizing the issuance of such Book-Entry Note and approving the terms thereof.

C.	NIB will deliver to CGS&H a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by NIB, the Agents and the Fiscal Agent:
1.	Certificated Note with customer confirmation.

2.	Stub One – For Fiscal Agent.

3.	Stub Two – For the Presenting Agent.

4.	Stub Three – For NIB.

D.	CGS&H will complete such Certificated Note and will deliver it to the Fiscal Agent (by 11:00 A.M). The Fiscal Agent will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to the Presenting Agent, all in accordance with the written directions (or oral instructions confirmed in writing on the next Business Day) of NIB, and the Presenting Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Fiscal Agent. Such delivery will be made only against such acknowledgment of receipt.

E.	The Presenting Agent will deliver such Certificated Note (with the confirmation) to the customer against payment directly from the customer to NIB in immediately available funds. The Presenting Agent will obtain the acknowledgement of receipt of such Certificated Note by retaining Stub Two.

F.	The Fiscal Agent will send Stub Three to NIB by first-class mail.

Settlement Procedures Timetable:	For orders of Certificated Notes solicited by any Agent, as agent, and accepted by NIB, Settlement Procedures “A” through “F” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
Procedure	Time
A	2:00 P.M. on the day before settlement
B-C	3:00 P.M. on the day before settlement
D	3:00 P.M. on the settlement date
E	4:00 P.M. on the settlement date
F	5:00 A.M. on settlement date

Failure to Settle:	If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Presenting Agent will notify NIB and the Fiscal Agent by telephone and return such Certificated Note to the Fiscal Agent. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Fiscal Agent will cancel such Certificated Note in accordance with the Fiscal Agency Agreement and so advise NIB, and will make appropriate entries in its records.
Fiscal Agent Not to Risk Funds:	Nothing herein shall be deemed to require the Fiscal Agent to risk or expend its own funds in connection with any payment to NIB, the Agents or the purchaser, it being understood by all parties that payments made by the Fiscal Agent to NIB, the Agents or the purchaser shall be made only to the extent that funds are provided to the Fiscal Agent for such purpose.

Authenticity of Signatures:	NIB will cause the Fiscal Agent to furnish the Agents from time to time with the specimen signatures of each of the Fiscal Agent’s officers, employees or agents who has been authorized by the Fiscal Agent to authenticate Certificated Notes, but no Agent will have any obligation or liability to NIB or the Fiscal Agent in respect of the authenticity of the signature of any officer, employee or agent of NIB or the Fiscal Agent on any Certificated Note.

Payment of Expenses:	Each Agent shall forward to NIB, on a monthly basis, a statement of the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Selling Agency Agreement. NIB will remit payment to the Agents currently on a monthly basis.

Advertising Costs:	NIB will determine with the Agents the amount of advertising that may be appropriate in soliciting orders to purchase the Certificated Notes.

Periodic Statements from the Fiscal Agent:	Periodically, the Fiscal Agent will send to NIB a statement setting forth the principal amount of Certificated Notes Outstanding as of that date.
PART III
Administrative Procedures for Structured or Hybrid Notes
          NIB may from time to time issue Notes through an Agent (or to such Agent as Purchaser) the principal amount payable at the maturity of which and/or interest in respect of which will be determined by reference to designated currency (or composite currency), commodity or other prices or the level of one or more designated stock indexes or otherwise by application of a formula. Such Notes may implicate certain commodities-law (and other legal or regulatory) issues.1
          NIB and such Agent will cooperate so that NIB, the Agent and counsel for the Agents have sufficient opportunity to analyze such issues. Such Agent will furnish, to the extent possible, such certificates or certificates with respect to the financial and marketing aspects of such Notes as NIB may reasonably require.

[1]	For example, it may be necessary to analyze whether certain of the Notes are exempt or excluded from regulation under the Commodity Exchange Act of 1922, as amended (the “CEA”), under the Commodities Futures Trading Commission’s Statutory Interpretation Concerning Certain Hybrid Instruments (55 Federal Register 13582, April 11, 1990)(the so-called “Statutory Interpretation”) or Rule 34 under the CEA (the so-called “Hybrid Exemption”)

EXHIBIT C
PART I
FORM OF INSTITUTION ACCESSION LETTER – PROGRAM
[Date]
To: Nordic Investment Bank.
Dear Sirs,
Nordic Investment Bank (the “Issuer”)
Medium Term Note Program, Series D
We refer to the Selling Agency Agreement dated as of May 22, 2007 entered into in respect of the above Medium Term Note Program (the “Program”) and made between the Issuer and the Agents and Purchasers party thereto (as amended from time to time, the “Selling Agency Agreement”).
1.	Conditions Precedent

(a)	We confirm that we are in receipt of the documents referenced below:
(i)	a copy of the Selling Agency Agreement, and

(ii)	a copy of all documents referred to in the Selling Agency Agreement that we have requested;
(b)	and have found them to our satisfaction.
2. For the purposes of the Selling Agency Agreement our notice details are as follows:
(insert name, address, telephone, facsimile, telex (+ answerback) and attention).
3. In consideration of the appointment by the Issuer of us as an Agent and/or Purchaser under the Selling Agency Agreement we hereby undertake, for the benefit of the Issuer and each of the other Agents and Purchasers, that we will perform and comply with all the duties and obligations expressed to be assumed by an Agent or Purchaser under the Selling Agency Agreement.
4. This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.
Yours faithfully,
[Name of New Agent or Purchaser]

By:

Name:
Title:

cc:	[ ]	(Fiscal Agent)

cc:	[ ]	(Agents and Purchasers)

PART II
FORM OF CONFIRMATION LETTER – PROGRAM
[Date]
To: [Name and address of new Agent or Purchaser]
Dear Sirs,
Nordic Investment Bank (the “Issuer”)
Medium Term Note Program, Series D
We refer to the Selling Agency Agreement dated as of May 22, 2007 entered into in respect of the above Medium Term Note Program (the “Program”) (as amended from time to time, the “Selling Agency Agreement”). We hereby acknowledge receipt of your Institution Accession Letter to us dated [ ].
In accordance with Section 3(a)(ii) of the Selling Agency Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to the Selling Agency Agreement, vested with all the authority, rights, powers, duties and obligations of an Agent or Purchaser as if originally named as Agent or Purchaser under the Selling Agency Agreement.
Yours faithfully,
Nordic Investment Bank

By:
Name:
Title:

cc:	[	(Fiscal Agent)
]
cc:	[	(Agents and Purchasers)
]

PART III
FORM OF INSTITUTION ACCESSION LETTER – NOTE ISSUE
[Date]
To: Nordic Investment Bank.
Dear Sirs,
Nordic Investment Bank (the “Issuer”)
Medium Term Note Program, Series D
We refer to the Selling Agency Agreement dated as of May 22, 2007 entered into in respect of the above Medium Term Note Program (the “Program”) and made between the Issuer and the Agents and Purchasers party thereto (as amended from time to time, the “Selling Agency Agreement”).
1.	Conditions Precedent

(a)	We confirm that we are in receipt of the documents referenced below:
(i)	a copy of the Selling Agency Agreement, and

(ii)	a copy of such of the documents referred to in the Selling Agency Agreement that we have requested;
(b)	and have found them to our satisfaction.
2. For the purposes of the Selling Agency Agreement our notice details are as follows:
[insert name, address, telephone, facsimile, telex (+ answerback) and attention).
3. In consideration of the Issuer appointing us as an Agent or Purchaser in respect of the issue of [       ] Medium Term Notes due [       ] (the “Issue”) under the Selling Agency Agreement we hereby undertake, for the benefit of the Issuer and each of the other Agents and Purchasers, that in relation to the Issue we will perform and comply with all the duties and obligations expressed to be assumed by an Agent and/or Purchaser under the Selling Agency Agreement.
4. This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.
Yours faithfully,
[Name of new Agent or Purchaser]

By:
Name:
Title:

cc:	[	(Fiscal Agent)
]

PART IV
FORM OF CONFIRMATION LETTER – NOTE ISSUE
[Date]
To: [Name and address of new Agent or Purchaser]
Dear Sirs,
Nordic Investment Bank (the “Issuer”)
Medium Term Note Program, Series D
We refer to the Selling Agency Agreement dated as of May 22, 2007 entered into in respect of the above Medium Term Note Program (the “Program”) (as amended from time to time, the “Selling Agency Agreement”). We hereby acknowledge receipt of your Institution Accession Letter to us dated [      ].
In accordance with Section 3(a)(ii) of the Selling Agency Agreement we hereby confirm that, with effect from the date hereof in respect of the Issue of [       ] Medium Term Notes due [       ] (the “Issue”), you shall become a party to the Selling Agency Agreement, vested with all the authority, rights, powers, duties and obligations of an Agent and/or Purchaser in relation to the Issue as if originally named as Agent or Purchaser under the Selling Agency Agreement.
Following the issue of the Global Note, as applicable, representing the Issue you shall have no further authority, rights, powers, duties and obligations except such as may accrued or been accrued prior to or in connection with the issue of the Global Note.
Yours faithfully,
Nordic Investment Bank

By:
Name:
Title:

cc:	[	(Fiscal Agent)
]

EXHIBIT D
     Each of the Agents represents and agrees that it has not offered, sold or delivered and will not offer, sell or deliver any of the Notes directly or indirectly, or distribute the Prospectus or 144A Prospectus, as applicable, (including any supplements thereto or amendments thereof) relating thereto or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on NIB except as set forth in any Terms Agreement with respect to the issue of notes covered thereby.
[In the case of the 144A Notes only:
United States of America
     The securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.
     Each Agent has agreed and each further Agent appointed under the program will be required to agree that, except as permitted by the Selling Agency Agreement, it has not offered or sold securities and will not offer or sell securities (i) as part of their distribution at any time or (ii) otherwise until after the completion of the Distribution Compliance Period, as certified by the relevant Agent (in the case of a non-syndicated issue) or the relevant Arranger (in the case of a syndicated issue), only in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act as set forth below. Each Agent and its affiliates also agree that it will have sent to each agent, distributor or person receiving a selling concession, fee or other remuneration to which it sells securities during the Distribution Compliance Period (other than resales pursuant to Rule 144A) a confirmation or other notice setting out the restrictions on offers and sales of the securities within the United States or to, or for the account or benefit of, U.S. persons to substantially the following effect:
     “The securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the completion of the distribution of all securities of the relevant tranche, as determined and certified by the relevant Agent or Agents, except in either case in accordance with Regulation S under, or pursuant to an available exemption from the registration requirements of, the Securities Act. Terms used above have the meaning given to them by Regulation S of the Securities Act.”
     The securities are being offered and sold only (a) to a limited number of QIBs in compliance with Rule 144A and (b) outside the United States to persons other than U.S. persons, which term includes agents or other professional fiduciaries in the United States acting on a discretionary basis for beneficial owners, other than an estate or trust, in reliance on Regulation S.

     In addition, until 40 days after the completion of the distribution of all securities of the relevant tranche, an offer or sale of securities within the United States by any agent (whether or not participating in the offering of such series of securities) may violate the registration requirements of the Securities Act.
     In addition, NIB has agreed to that if it ceases to file under Section 13 of the Exchange Act, NIB will furnish at its expense, upon request, to holders of 144A notes and prospective purchasers of securities information satisfying the requirement of subsection (d)(4)(i) of Rule 144A under the Act.]
[For all Notes:]
The United Kingdom
     Each of the Agents has further represented and agreed that:
(a)	No deposit taking: in relation to any Notes which must be redeemed before the first anniversary of the date of their issue:
(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

(ii)	it has not offered or sold and will not offer or sell any Instruments other than to persons:
(A)	whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(B)	who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, where the issue of the Notes would otherwise constitute a contravention of section 19 of the U.K. Financial Services and Markets Act 2000 (“FSMA”) by NIB.
     (b) Financial promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to NIB; and
     (c) General compliance: it has complied and will comply with all applicable provisions of the FSMA.
     Japan
     The notes have not been and will not be registered under the Securities and Exchange Law of Japan, as amended, (Law No. 25 of 1948; the “SEL”) and, accordingly, each agent has represented and agreed that it has not offered or sold, and it will not offer or sell, any notes, directly or indirectly, in Japan or to or for the account or benefit of, any Japanese Person, or to or for the account or benefit of, others for re-offering or resale, directly or indirectly in Japan or to or for the account or benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the

SEL and any other applicable laws and regulations and governmental guidelines of Japan which are in effect at the relevant time. For the purposes of this paragraph “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
     Hong Kong
     Each agent has represented and agreed that it (I) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules under that Ordinance or (B) in circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance and (ii) it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.
     Singapore
     The prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each of the agents has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
NOTE
Where the notes are subscribed or purchased under Section 275 by a relevant person which is:
a)	a corporation (which is not an accredited investor) (as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 except:
i)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

ii)	where no consideration is or will be given for the transfer; or where the transfer is by operation of law.

EXHIBIT E
NOTICE TO INVESTORS
     Because of the following restrictions, purchasers are advised to consult legal counsel prior to making any offer, resale, pledge or other transfer of the Notes.
     Each purchaser of the Notes offered hereby will be deemed to have represented and agreed as follows (terms used herein that are defined in Rule 144A (“Rule 144A”), Regulation D (“Regulation D”) or Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “Act”) are used herein as defined therein):
     The Notes have not been and will not be registered under the Act and are being offered and sold in the United States only to qualified institutional buyers in reliance on Rule 144A under the Act. Prospective purchasers that are qualified institutional buyers are hereby notified that the seller of the Notes may be relying on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The Notes are not transferable except in accordance with the restrictions described hereunder.
     (1) The purchaser (i) is a qualified institutional buyer, (ii) is aware that the sale of the Notes to it is being made in reliance on Rule 144A, and (iii) is acquiring such Notes for its own account or for the account of a qualified institutional buyer, as the case may be.
     (2) It understands that the Notes have not been and will not be registered under the Act and may not be reoffered, resold, pledged or otherwise transferred except (A) (i) to a person who the purchaser reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S, or (iii) pursuant to an exemption from registration under the Act provided by Rule 144 thereunder (if available) and (B) in accordance with all applicable securities laws of the states of the United States.
     (3) The Notes will bear a legend to the following effect, unless NIB determines otherwise in compliance with applicable law:
“The Notes evidenced hereby have not been registered under the United States Securities Act of 1933, as amended (the “Act”) and may not be offered, sold, pledged or otherwise transferred except (A) by the Agent (1) to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (2) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Act, or (3) pursuant to another exemption from registration under the Securities Act (if available) and (B) by subsequent purchasers, as set forth in (A) above in a transaction exempt from the registration requirements of the Securities Act, in accordance with all applicable securities laws of the states of the United States”.